UNSECURED LOAN AGREEMENT

between

Inland Real Estate Corporation, as Borrower

and

Wells Fargo Bank, National Association, as Lender

Entered into as of November 15, 2011

P:\CLIENT\WELLS\Inland Unsecured Facility\Unsecured Loan Agreement v6 (111511).doc

TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS

1.1 DEFINED TERMS

1.2 EXHIBITS INCORPORATED

ARTICLE 2.  LOAN

2.1 LOAN

2.2 LOAN UNSECURED

2.3 LOAN FEE

2.4 NOTE

2.5 PURPOSE

2.6 INTEREST; PAYMENTS

2.7 CREDIT FOR PRINCIPAL PAYMENTS

2.8 MATURITY DATE

2.9 GUARANTY(S)

ARTICLE 3.  DISBURSEMENT

3.1 CONDITIONS PRECEDENT

3.2 ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION

3.3 FUNDS TRANSFER DISBURSEMENTS

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.1 EXISTENCE

4.2 AUTHORIZATION AND VALIDITY

4.3 FORMATION AND ORGANIZATIONAL DOCUMENTS

4.4 NO CONFLICT; GOVERNMENTAL CONSENT

4.5 LITIGATION; CONTINGENT OBLIGATIONS

4.6 FINANCIAL STATEMENTS; MATERIAL ADVERSE EFFECT

4.7 ACCURACY

4.8 TAXES

4.9 SUBORDINATION

4.10 MATERIAL AGREEMENTS

4.11 BUSINESS LOAN

4.12 TAX SHELTER REGULATION

4.13 INSURANCE

4.14 SUBSIDIARIES; INVESTMENT AFFILIATES

4.15 ERISA

4.16 REGULATION U

4.17 COMPLIANCE WITH LAWS

4.18 OWNERSHIP OF PROPERTIES

4.19 INVESTMENT COMPANY ACT

4.20 AFFILIATE TRANSACTIONS

4.21 SOVLENCY

4.22 REIT STATUS

4.23 ENVIRONMENTAL MATTERS

4.24 INTELLECTUAL PROPERTY

4.25 BROKER’S FEES

4.26 QUALIFYING UNENCUMBERED PROPERTIES

4.27 NO BANKRUPTCY FILINGS

4.28 NO FRAUDULENT INTENT

4.29 BUSINESS

4.30 TRANSACTION IN BEST INTERSESTS OF BORROWER AND SUBSIDIARY GUARANTORS; CONSIDERATION

4.31 OFAC

4.32 SURVIVAL

ARTICLE 5.  COVENANTS OF BORROWER

5.1 FINANCIAL CONDITION

5.2 MERGER, SALE OF ASSETS

5.3 DELIVERY AND RELEASE OF SUBSIDARY GUARANTY

5.4 DIVIDENDS, DISTRIBUTIONS

5.5 SALE AND LEASEBACK

5.6 EXPENSES

5.7 ERISA COMPLIANCE

5.8 SWAPS; DERIVATIVE DOCUMENTS

5.9 LIENS

5.10 CONTRACTUAL OBLIGATIONS

5.11 TRANSACTIONS WITH AFFILIATES

5.12 MAINTENANCE OF STATUS; MODIFICATION OF FORMATION DOCUMENTS

5.13 ACQUISITIONS AND INVESTMENTS

5.14 NOTICE OF DEFAULT

5.15 CONDUCT OF BUSINESS

5.16 TAXES

5.17 INSURANCE

5.18 COMPLIANCE WITH LAWS

5.19 MAINTENANCE OF PROPERTIES

5.20 ENVIRONMENTAL MATTERS

5.21 FURTHER ASSURANCES

5.22 DISTRIBUTION OF INCOME TO BORROWER

5.23 PERMITTED INVESTMENTS

5.24 PROHIBITED ENCUMBRANCES

5.25 EXCHANGE LISTING

5.26 MORE RESTRICTIVE AGREEMENTS

ARTICLE 6.  REPORTING COVENANTS

6.1 FINANCIAL INFORMATION

6.2 BOOKS AND RECORDS

ARTICLE 7.  DEFAULT REMEDIES

7.1 DEFAULT

(a) Default in Payment

(b) Default in Performance

(c) Misrepresentations

(d) Indebtedness Cross-Default

(e) Voluntary Bankruptcy Proceeding

(f) Involuntary Bankruptcy Proceeding

(g) Revocation of Loan Documents

(h) Judgment

(i) Attachment

(j) ERISA

(k) Loan Documents

(l) Change of Control/Change in Management

(m) Damage; Strike; Casualty

7.2 ACCELERATION UPON DEFAULT; REMEDIES

(a) Acceleration; Termination of Facilities

(b) Loan Documents

(c) Applicable Law

(d) Appointment of Receiver

(e) Specified Derivatives Contract Remedies

7.3 MARSHALING; PAYMENTS SET ASIDE

7.4 PERFORMANCE BY LENDER

7.5 RIGHTS CUMULATIVE

ARTICLE 8.  MISCELLANEOUS PROVISIONS

8.1 INDEMNITY

8.2 FORM OF DOCUMENTS

8.3 NOTICES

8.4 RELATIONSHIP OF PARTIES

8.5 ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT

8.6 IMMEDIATELY AVAILABLE FUNDS

8.7 LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION

8.8 CAPITAL ADEQUACY; ADDITIONAL COSTS

8.9 WAIVER OF JURY TRIAL

8.10 SEVERABILITY

8.11 NO WAIVER; SUCCESSORS

8.12 TIME

8.13 HEADINGS

8.14 GOVERNING LAW

8.15 USA PATRIOT ACT NOTICE COMPLIANCE

8.16 INTEGRATION; INTERPRETATION

8.17 AMENDMENTS TO EXISTING CREDIT AGREEMENTS

8.18 JOINT AND SEVERAL LIABILITY

8.19 COUNTERPARTS

EXHIBIT A -- DOCUMENTS

EXHIBIT B – FORM NOTE

EXHIBIT C – FORM TRANSFER AUTHORIZER DESIGNATION

EXHIBIT D – FORM COMPLIANCE CERTIFICATE

EXHIBIT E – FORM SUBSIDIARY GUARANTY

EXHIBIT F – ENVIRONMENTAL INVESTIGATION AND SPECIFICATION PROCEDURES

EXHIBIT G – MINIMUM INSURANCE REQUIREMENTS WITH RESPECT TO QUALIFYING UNENCUMBERED PROPERTIES

SCHEDULE 1.1

-

SUBSIDIARY GUARANTORS

SCHEDULE 4.5

-

LITIGATION

SCHEDULE 4.14

-

SUBSIDIARIES; INVESTMENT AFFILIATES

SCHEDULE 4.18

-

TITLE DEFECTS

SCHEDULE 4.23

-

ENVIRONMENTAL MATTERS

SCHEDULE 4.26

-

QUALIFYING UNENCUMBERED PROPERTIES

SCHEDULE 5.13(ii)

-

INVESTMENTS

Page i

P:\CLIENT\WELLS\Inland Unsecured Facility\Unsecured Loan Agreement v6 (111511).doc

 Loan No. 1005936

UNSECURED LOAN AGREEMENT

THIS UNSECURED LOAN AGREEMENT ("Agreement") is entered into as of November 15, 2011, by and between Inland Real Estate Corporation, a Maryland corporation ("Borrower"), and Wells Fargo Bank, National Association ("Lender").

R E C I T A L

Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the extension of credit for which provision is made herein.

NOW, THEREFORE, Lender and Borrower agree as follows:

ARTICLE 1.  DEFINITIONS

1.

1.1

DEFINED TERMS.  The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

"Acquisition" - means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

“Adjusted Annual EBITDA” - means, as of any date, an annualized amount determined by multiplying four (4) times the Consolidated Net Income for the most recent fiscal quarter of Borrower for which financial results have been reported, as adjusted by (i) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, depreciation, amortization, interest expenses, the Consolidated Group Pro Rata Share of interest, depreciation and amortization in Investment Affiliates; and (ii) deducting from such annualized amount an annual amount for capital expenditures equal to $0.15 per square foot times the weighted daily average gross leaseable area of Projects owned by the Consolidated Group or any Investment Affiliate (but only deducting the applicable Consolidated Group Pro Rata Share of such amount with respect to such Investment Affiliate) during such fiscal quarter.

“Adjusted Annual NOI” - means, as of any date, with respect to any group of Projects, an annualized amount determined by multiplying four (4) times the aggregate Net Operating Income attributable to such Projects for the most recent fiscal quarter of Borrower for which financial results have been reported, as adjusted by an annual amount for capital expenditures equal to $0.15 per square foot times the gross leaseable area of such Project; adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains, or loses from sales of assets, extraordinary items, depreciation, amortization or interest expense; and (i) deducting therefrom any income attributable to Excluded Tenants but only if and to the extent that the aggregate amount of such income attributable to Excluded Tenants would be greater than 5% of all other elements of aggregate Adjusted Annual NOI without regard to such income and (ii) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, depreciation, amortization or interest expense.

“Adjusted Unencumbered NOI” - means, as of any date, an annualized amount determined by multiplying four (4) times the difference of (a) Unencumbered NOI for the most recent fiscal quarter of Borrower for which financial results have been reported less (b) an amount for capital expenditures equal to $0.0375 per gross leasable square foot ($0.15 per annum divided by four quarters) times the weighted average gross leasable area of Qualifying Unencumbered Properties owned by Borrower and the Subsidiary Guarantors during such fiscal quarter.

“Affiliate” - means of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interest) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.  In no event shall Lender be deemed to be an affiliate of Borrower.

"Agreement" - shall have the meaning ascribed to such term in the preamble hereto.

“Agreement Execution Date” - means the date this Agreement has been fully executed and delivered by all parties hereto.

"Bankruptcy Code" - means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

"Borrower" - means Inland Real Estate Corporation, a Maryland corporation.

"Business Day" - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Lender are open to the public for carrying on substantially all of Lender's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

“Capital Stock" – means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease" – of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations" – of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalization Rate” – means .0775.

“Cash Equivalents" – means, as of any date:

(a)

securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from such date;

(b)

mutual funds organized under the United States Investment Company Act rated AAm or AAm-G by S&P and P-1 by Moody’s;

(c)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1 by S&P and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase;

(d)

certificates of deposit or other interest-bearing obligations of a bank or trust company which is a member in good standing of the Federal Reserve System having a short term unsecured debt rating of not less than A-1+ by S&P, and not less than P-1 by Moody’s (or in each case, if no bank or trust company is so rated, the highest comparable rating then given to any bank or trust company, but in such case only for funds invested overnight or over a weekend) provided that such investments shall mature or be redeemable upon the option of the holders thereof on or prior to a date three months from the date of their purchase;

(e)

bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(f)

repurchase agreements issued by an entity rated not less than A-1 + by S&P, and not less than P-1 by Moody’s which are secured by U.S. Government securities of the type described in clause (a) of this definition maturing on or prior to a date one month from the date the repurchase agreement is entered into;

(g)

short term promissory notes rated not less than A-1+ by S&P, and not less than P-1 by Moody’s maturing or to be redeemable upon the option of the holders thereof on or prior to a date one month from the date of their purchase; and

(h)

commercial paper (having original maturities of not more than 365 days) rated at least A-1+ by S&P and P-1 by Moody’s and issued by a foreign or domestic issuer who, at the time of the investment, has outstanding long-term unsecured debt obligation rated at least A1 by Moody’s.

“Change of Control" – means (i) any change in the ownership of Borrower which results in less than eighty percent (80%) of Borrower’s Capital Stock being held by Persons who were either shareholders on the Agreement Execution Date, spouses, relatives or estates of such shareholders or trustees holding for the benefit of such shareholders or their spouses, relatives or estates, or (ii) any change in the membership of Borrower’s Board of Directors which results in the board members at any date after the Agreement Execution Date constituting less than 50% of the total board members at any time during the two (2) year period following such date.

“Change in Management" – means the failure of at least two (2) of Brett A. Brown, D. Scott Carr or Mark E. Zalatoris to continue to be active on a daily basis in the management of Borrower, provided that if any such individuals shall die or become disabled Borrower shall have sixty (60) days to retain a replacement executive of comparable experience which is reasonably satisfactory to Lender.

"Code" – means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Consolidated Debt Service” – means, for any period (a) Consolidated Interest Expense for such period, plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional prepayments and scheduled principal payments in respect of any such Indebtedness which is not amortized through equal periodic installments of principal and interest over the term of such Indebtedness) required to be made during such period by any member of the Consolidated Group plus (c) a percentage of all such scheduled principal payments required to be made during such period by any Investment Affiliate on Indebtedness taken in to account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Group” - means Borrower and all Subsidiaries which are consolidated with Borrower for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” – means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” - means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period plus (b) the Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of any Investment Affiliate, for such period, whether recourse or non-recourse.

“Consolidated Net Income” - means, for any period, the sum of (i) consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP plus (ii) without duplication, the applicable Consolidated Group Pro Rata Share of the net income (or loss) of each investment Affiliate for such period determined in accordance with GAAP.

“Consolidated Net Worth” - means, as of any date of determination, an amount equal to (a) Total Asset Value minus (b) Consolidated Outstanding Indebtedness as of such date.

“Consolidated Outstanding Indebtedness” - means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP, plus (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group, less (c) with respect to each consolidated Subsidiary of Borrower in which Borrower does not directly or indirectly hold a 100% ownership interest, a percentage of any Indebtedness of such consolidated Subsidiary which is not a Guarantee Obligation of Borrower equal to the percentage ownership interest in such consolidated Subsidiary which is not held directly or indirectly by Borrower.

“Construction in Progress” – means, as of any date, the total construction cost expended as of the applicable date to construct any Projects then under development plus the book value of all land not then included in the Unimproved Land.

"Controlled Group" – means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Convertible Notes” – means those certain 4.625% Senior Convertible Notes Due 2026, issued by Inland Real Estate Corporation pursuant to an Indenture dated November 13, 2006, as amended by a First Supplemental Indenture dated May 17, 2010.

"Default" - shall have the meaning ascribed to such term in Section 7.1.

"Development Projects" – means a Project currently under development that has not achieved an Occupancy Rate of at least 80%, or on which the improvements (other than tenant improvements) related to the development have not been completed.  A Development Project on which all improvements (other than tenant improvements) related to the development of such Project have been completed for at least 12 months shall cease to constitute a Development Project notwithstanding the fact that such Project has not achieved an Occupancy Rate of at least 80%.

“Environmental Laws" – means any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other applicable law (including common law) regulating, relating to or imposing liability standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Borrower or any Subsidiary or any of their respective assets of Projects.

“ERISA" – means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Excluded Tenants” – means, as of any date, any tenant at one of the Projects that either (i) is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law or (ii) is not operating its business in its demised premises at such Project, unless such tenant’s lease obligations are guaranteed by an entity whose then current long-term, unsecured debt obligations are rated BBB – or above by S&P and Baa3 or above by Moody’s.

“Existing Credit Agreements” - means the Existing Revolving Credit Agreement and the Existing Term Loan Agreement.

“Existing Revolving Credit Agreement” - means that certain Fourth Amended and Restated Credit Agreement, dated as of June 24, 2010, as amended as of August 13, 2010, March 11, 2011 and June 23, 2011, among Borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association, and certain other banks, financial institutions and other entities party thereto from time to time as lenders, as amended or otherwise modified if such amendment or modification is expressly consented to in writing by Lender, in its capacity as lender or agent under the Existing Revolving Credit Agreement.

“Existing Term Loan Agreement” - means that certain Amended and Restated Term Loan Agreement, dated as of June 24, 2010, as amended as of August 13, 2010, March 11, 2011 and June 23, 2011, among Borrower, KeyBank National Association, as administrative agent, Wells Fargo Bank, National Association, and certain other banks, financial institutions and other entities party thereto from time to time as lenders, as amended or otherwise modified if such amendment or modification is expressly consented to in writing by Lender, in its capacity as lender or agent under the Existing Term Loan Agreement.

“Financeable Ground Lease” – means, a ground lease reasonably satisfactory to Lender, which must provide customary protections for a potential leasehold mortgagee (“Mortgagee”) which include, among other things (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of not less than 25 years, (ii) a provision that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure or complete foreclosure, and has failed to do so, (iii) provision for a new lease to the Mortgagee as tenant on the same terms if the ground lease is terminated for any reason, (iv) transferability of the tenant’s interest under the ground lease without any requirement for consent of the ground lessor unless based on delivery of customary assignment and assumption agreements from the transferor and transferee, (v) the ability of the tenant to mortgage tenant’s interest under the ground lease without any requirement for consent of the ground lessor, and (vi) that the tenant under the ground lease is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to landlord’s fee interest in the land if an adjustment in rent is provided for in connection therewith).

“First Mortgage Receivable” – means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage or deed of trust on commercial real estate having a value in excess of the amount of such Indebtedness and which has been designated by Borrower as a “First Mortgage Receivable” in its most recent compliance certificate delivered in connection herewith.

“Fixed Charges” - shall mean, as of any date, the sum of (i) Consolidated Debt Service for the most recent fiscal quarter of Borrower for which financial results have been reported plus (ii) all dividends payable on account of preferred stock or preferred operating partnership units of Borrower or any other Person in the Consolidated Group (including dividends to Inland Ryan joint ventures) with respect to the four (4) immediately preceding fiscal quarters of Borrower for which financial results have been reported.

“Forward Purchase Commitments” – means those agreements for the acquisition of a Project or Projects (or of ownership interests therein) for an agreed and specified purchase price entered into by Borrower, another member of the Consolidated Group or an Investment Affiliate which have become unconditional due to the expiration of any due diligence period or other right of purchaser to terminate such agreement, other than as a result of a default by the seller, a casualty or condemnation or the failure of another customary closing condition.

"Funds From Operations" - shall have the meaning determined from time to time by the National Association of Real Estate Investment Trusts to be the meaning most commonly used by its members.

"GAAP" – means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

"Governmental Authority" – means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” - means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any Letter of Credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated liability set forth in the instrument embodying such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Borrower in good faith.

"Guarantor" - means any Subsidiary Guarantor.

“Implied Debt Service” – means, as of any date, an imputed annual amount of principal and interest that would be due on a principal amount equal to all Unsecured Indebtedness outstanding on such date (including without limitation all reimbursement obligations on account of letters of credit then outstanding) if such principal amount were a fully amortizing loan with equal monthly payments of principal and interest over a period of thirty years at a per annum interest rate equal to the greater of (a) 7.00% and (b) the sum of (i) the then current yield on obligations of the United States Treasury having the closest maturity date to the tenth (10th) anniversary of such date of calculation, and (ii) 2.50%.

“Indebtedness” - of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) the attributable Indebtedness of such Person with respect all Capitalized Lease Obligations and Synthetic Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) all net obligations of such Person under Swap Contracts, and (i) all liabilities secured by any lien (other than liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.  The amount of any net obligations under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

"Intellectual Property" - shall have the meaning ascribed to such term in Section 4.24(a).

“Investment” – of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate" – means any Person in which the Consolidated Group, directly or indirectly, holds an ownership interest whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group, excluding those Persons in whom the Consolidated Group’s ownership interest is evidenced only by Marketable Securities.

"Lender" - means Wells Fargo Bank, National Association.

"Letter of Credit" – of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“LIBOR Loan” – means any portion of the Loan that accrues interest at a rate calculated with reference to the LIBO Rate (as defined in Exhibit A to the Note) or the One-Month Rate (as defined in Exhibit A to the Note).

"Lien" - means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

"Loan" - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement:  FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000).

"Loan Documents" - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in Exhibit A as Loan Documents.

“Marketable Securities" - means Investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

"Material Adverse Effect" – means, in Lender’s reasonable discretion, a material adverse effect on (i) the business, Property or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents.

"Material Indebtedness" – shall have the meaning ascribed to such term in Section 7.1(d).

"Materials of Environmental Concern" – means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or waste defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos polychlorinated biphenyls and urea-formaldehyde insulation.

"Maturity Date" - means November 15, 2018.

"Multiemployer Plan" - means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge” – means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” – means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding interest expense or other debt service charges and any non-cash charges such as depreciation or amortization of financing costs.  As used herein “Management Fees” means, with respect to each Project for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto and (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under the leases at such Project.

"Note" - means that certain Promissory Note of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, in the form of Exhibit B attached hereto, as hereafter amended, supplemented, replaced or modified.

"Obligations" – means all Indebtedness and other obligations, including any swap obligations, of Borrower to Lender arising under this Agreement and the Loan Documents.

“Occupancy Rate” – means with respect to a Project at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Project actually occupied by tenants that are not affiliated with Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 60 or more days to (b) the aggregate net rentable square footage of such Project.  For purposes of the definition of “Occupancy Rate”, a tenant shall be deemed to actually occupy a Project notwithstanding a temporary cessation of operations for renovations, repair, other temporary reason, or for the purpose of completing tenant build-out or that is otherwise scheduled to be open for business within 90 days of such date.

"Participant" - shall have the meaning ascribed to such term in Section 8.7.

“PBGC" – means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisitions" – shall have the meaning ascribed to such term in Section 5.13.

“Permitted Liens" – shall have the meaning ascribed to such term in Section 5.9.

“Permitted Negative Pledges” – shall mean (a) Negative Pledges under the Existing Revolving Credit Agreement for the benefit of the lenders thereunder and (b) Negative Pledges under the Existing Term Loan Agreement for the benefit of the lenders thereunder.

“Person" – means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

"Plan" – means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower or any member of the Controlled Group may have any liability.

"Project" – means any real estate asset owned by Borrower or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated as a retail property.

"Property" – of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Qualifying Unencumbered Properties” – means any Stabilized Retail Project which as of any date of determination, (a) is wholly owned by a Subsidiary Guarantor, in fee simple or under the terms of a Financeable Ground Lease, (b) is located in the United States, (c) is not, nor is any interest of Borrower or any Subsidiary therein, subject to any lien (other than Permitted Liens set forth in Sections 5.9(i) through 5.9(v)) or to any Negative (Pledge other than Permitted Negative Pledges); (d) with respect to which (i) none of Borrower’s direct or indirect ownership interest in such Subsidiary Guarantor is subject to any lien or agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which prohibits or limits the ability of such Subsidiary Guarantor to create, incur, assume or suffer to exist any Lien upon any Projects or Capital Stock of such Subsidiary Guarantor or to a Negative Pledge other than Permitted Negative Pledges; and (ii) Borrower directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person: (x) to sell, transfer or otherwise dispose of such Project and (y) to create a Lien on such Project as security for Indebtedness of Borrower or such Subsidiary Guarantor, as applicable, other than, with respect to this clause (y) only, consents of the lenders under the Existing Revolving Credit Agreement and the lenders under the Existing Term Loan Agreement, to the extent consent is required under such agreements; (e) is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such Project) which entitles any Person to the benefit of any Lien (other than Permitted Liens set forth in Sections 5.9(i) through 5.9(iv)) on any Project or Capital Stock of such Subsidiary Guarantor or would entitle any Person to the benefit of any such Lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause); (f) is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or the matters individually or collectively which are not material to the profitable operation of such Project as evidenced by a certification of Borrower; and (g) when aggregated with all other Qualifying Unencumbered Properties, results in the Qualifying Unencumbered Properties as a whole having at least eighty percent (80%) of their aggregate gross leasable area physically occupied.  No asset shall be deemed to be unencumbered unless both such asset and all Capital Stock of the Subsidiary Guarantor owning such asset is unencumbered and neither such Subsidiary Guarantor nor any other intervening Subsidiary between Borrower and such Subsidiary Guarantor has any Indebtedness for borrowed money (other than Indebtedness due to Borrower).

“Recourse Indebtedness” - means any Indebtedness of Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, subject to customary limited exceptions for certain acts or types of liability.

“Regulatory Change” means, with respect to Lender, any change effective after the Agreement Execution Date in applicable law, rule, regulation or treaty (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including Lender, of or under any applicable law, rule, regulation or treaty (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by Lender with any request or directive regarding capital adequacy.  Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued

“Reportable Event” – means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Secured Indebtedness” - means any Indebtedness of Borrower or any other member of the Consolidated Group which is secured by a Lien on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred.

“Single Employer Plan” – means a Plan maintained by Borrower or any member of the Controlled Group for employees of Borrower or any member of the Controlled Group.

“Stabilized Retail Project” – means any neighborhood shopping centers, community shopping centers, sale/leaseback with retail tenants, stand-alone, triple net retail properties and any other stabilized Projects approved by Lender.

"Subsidiary" – of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provide, all references herein to a “Subsidiary” shall mean a Subsidiary of Borrower.

"Subsidiary Guarantors" – those Wholly-Owned Subsidiaries of Borrower listed on Schedule 1.1, and any other person or entity who, or which, in any manner, is or becomes obligated to Lender under any guarantee now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

"Substantial Portion" – means, with respect to the Property of Borrower and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

"Swap Contract" - means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transaction, cap transactions, floor transactions, collar transactions, currently swap transactions, cross currency rate swap transactions, currency options, spot contracts, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and  all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” – means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined based upon one or more mid market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include Lender or any Affiliate of Lender).

“Synthetic Lease Obligations" – means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any debtor relief laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Total Asset Value” - means, as of any date, (i) Adjusted Annual NOI attributable to Projects owned by Borrower or a member of the Consolidated Group (excluding 100% of the Adjusted Annual NOI attributable to Projects not owned for the entire fiscal quarter on which Adjusted Annual NOI is calculated and for the five (5) immediately preceding entire fiscal quarters and excluding all lease termination fees and all interest and dividend income), divided by the Capitalization Rate, plus (ii) 100% of the price paid for any such Projects first acquired by Borrower or a member of the Consolidated Group during such period of six (6) consecutive entire fiscal quarters, plus (iii) Unrestricted Cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the end of the last such fiscal quarter, plus (iv) the Consolidated Group’s Pro Rata Share of (A) Adjusted Annual NOI attributable to Projects owned by Investment Affiliates (excluding Adjusted Annual NOI attributable to Projects not owned for the entire fiscal quarter on which Adjusted Annual NOI is calculated and for the five (5) entire immediately preceding fiscal quarters) divided by (B) the Capitalization Rate, plus (v) the Consolidated Group Pro Rata Share of the price paid for such Projects first acquired by an Investment Affiliate during such period of six (6) consecutive entire fiscal quarters, plus (vi) the Consolidated Group Pro Rata Share of Unrestricted Cash, Cash Equivalents and Marketable Securities owned by Investment Affiliates as of the end of the last such fiscal quarter plus (vii) Construction in Progress and First Mortgage Receivables of Borrower or any other member of the Consolidated Group (with each such asset valued at the lower of its acquisition cost and its fair market value), plus (viii) Unimproved Land owned by Borrower or any member of the Consolidated Group (with each such asset valued at the lower of its acquisition cost and its fair market value); provided, for each of clause (i), (ii), (iii) and (vii), with respect to each consolidated Subsidiary of Borrower in which Borrower does not directly or indirectly hold a 100% ownership interest, the amounts determined pursuant to such clauses shall be multiplied by the percentage ownership interest in such consolidated Subsidiary which is held directly or indirectly by Borrower, and only such product shall be included in “Total Asset Value.”  For purposes of this definition, to the extent that the aggregate amount included in Total Asset Value on account of clause (ii) and clause (v) above would exceed fifteen percent (15%) of Total Asset Value, one or more of the Projects eligible to be valued under such clauses shall be designated by Borrower and eliminated from valuation under such clauses to the extent necessary to cause the aggregate amount included in Total Asset Value under clause (ii) and clause (v) to be less than fifteen percent (15%) of Total Asset Value.  Such eliminated Projects shall instead be valued under clause (i) or clause (iv) above, as applicable, notwithstanding the exclusions stated therein.

“Unencumbered Asset Value” - means, as of any date, the sum of (a) (i) the aggregate Adjusted Unencumbered NOI attributable to Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor which have been owned by Borrower or a Subsidiary Guarantor for the most recent full fiscal quarter for which financial results of Borrower have been reported and for the five (5) immediately preceding entire fiscal quarters multiplied by four and divided by (ii) the Capitalization Rate plus (b) the aggregate acquisition cost of all Qualifying Unencumbered Properties then owned by Borrower or a Subsidiary Guarantor but not so owned for such period of six (6) consecutive entire fiscal quarters, plus (c) the GAAP book value of Development Projects not subject to any Lien (other than Permitted Liens set forth in Sections 5.9(i) through 5.9(iv)) or to any Negative Pledge (other than Permitted Negative Pledges), plus (d) all Unrestricted Cash, Cash Equivalents, and Marketable Securities and all First Mortgage Receivables (valued at the lower of its acquisition cost and its fair market value).  For purposes of this definition, to the extent (i) the aggregate amount included in Unencumbered Asset Value under clause (d) above would exceed 10% of the Unencumbered Asset Value, or (ii) the aggregate amount included in Unencumbered Asset Value attributable to Development Projects under clause (c) above would exceed 15% of the Unencumbered Asset Value or the aggregate amount included under clause (c) and (d) together would exceed 20% of Unencumbered Asset Value, such excess shall be excluded.  To the extent Unencumbered Asset Value attributable to Qualifying Unencumbered Properties which are occupied pursuant to Financeable Ground Leases would exceed 10% of Unencumbered Asset Value, such excess shall be excluded.

“Unencumbered Leverage Ratio” - means, as of any date, the then-current Unencumbered Asset Value divided by the then-current Unsecured Indebtedness.

“Unencumbered NOI” - means, as of any date, the sum of (a) the aggregate Net Operating Income for the most recent fiscal quarter for which financial results have been reported attributable to all Qualifying Unencumbered Properties owned for the entirety of such fiscal quarter as of the last day of such fiscal quarter plus, (b) in the case of any Qualifying Unencumbered Property that was owned as of the last day of such fiscal quarter by Borrower or a Subsidiary Guarantor, but not so owned for the full fiscal quarter, the additional amount of Net Operating Income that would have been earned if such Qualifying Unencumbered Property had been so owned for the full fiscal quarter.

“Unfunded Liabilities” – means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Land” – means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by Borrower in a certificate delivered to Lender as land that is reasonably expected to satisfy all such criteria within twelve (12) months after such date.

“Unmatured Default” – means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unrestricted Cash, Cash Equivalents and Marketable Securities” – means, in the aggregate, all cash, Cash Equivalents and Marketable Securities which are not pledged or otherwise restricted for the benefit of any creditor and which are owned by Borrower or another member of the Consolidated Group, to be valued for purposes of this Agreement at 100% of its then-current book value, as determined under GAAP.

“Unsecured Indebtedness” – means all Consolidated Outstanding Indebtedness that is not Secured Indebtedness, including without limitation the Convertible Notes.

“Wholly-Owned Subsidiary” – of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture or similar business organization 100% of the ownership interest having ordinary voting power of which shall at the time be so owned or controlled.

a.1

EXHIBITS INCORPORATED.  All exhibits, schedules or other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

ARTICLE 2.  LOAN

2.

2.1

LOAN.  By and subject to the terms of this Agreement and each other document identified on Exhibit A hereto as a Loan Document, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of FIFTY MILLION AND NO/100THS DOLLARS ($50,000,000).  Borrower acknowledges that the Loan has been fully funded as of the date hereof and the full amount of the Loan is outstanding as of the date of this Agreement.

2.2

LOAN UNSECURED.  This Loan is unsecured.

2.3

LOAN FEE.  Upon, and in consideration of, the execution by Lender of this Agreement, Borrower shall pay to Lender a non-refundable loan fee in the amount of FIVE HUNDRED THOUSAND AND NO/100THS DOLLARS ($500,000).

2.4

NOTE.  The Loan shall be evidenced by the Note.

2.5

PURPOSE.  The proceeds of the Loan shall be used for the purpose of redeeming or repurchasing all or a portion of the Convertible Notes or reimbursing Borrower for expenditures made by Borrower in connection with the redemption or repurchase of all or a portion of the Convertible Notes.

2.6

INTEREST; PAYMENTS.  Except as otherwise provided in any Loan Document, interest shall accrue upon the outstanding principal balance of the Loan at the rate(s) provided in the Note, and such interest shall be payable as required therein.

2.7

CREDIT FOR PRINCIPAL PAYMENTS.  Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. (Central Standard Time or Central Daylight Time, as applicable) and constitutes immediately available funds.  Any principal payment received after said time, or which does not constitute immediately available funds, shall be credited upon such funds having become unconditionally and immediately available to Lender.

2.8

MATURITY DATE.  The maturity date of the Loan shall be the Maturity Date, on which date all sums due and owing under this Agreement and the other Loan Documents shall be payable in full.  All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds.

2.9

GUARANTY(S).  All obligations of Borrower to Lender under the Loan Documents shall be guaranteed by each Guarantor and such guaranty(s) shall be evidenced by and subject to the terms of a form of guaranty to be furnished by Lender.

ARTICLE 3.  DISBURSEMENT

3.

3.1

CONDITIONS PRECEDENT.  Lender's obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)

The representations and warranties contained herein shall be true on and as of the date of the signing of this Agreement and on the date such action is to be taken, with the same effect as though such representations and warranties had been made on and as of such dates, and on such dates no Default or Unmatured Default, shall exist; provided, that as to the representation and warranty of Borrower set forth in Section 4.5 of this Agreement, such representation and warranty shall be true and correct in all material respects on and as of date hereof.

(b)

Lender shall have received:  (i) certificates of good standing for Borrower and each Subsidiary Guarantor, from the State of Maryland for Borrower and the states of organization of each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, and (ii) foreign qualification certificates for Borrower and each Subsidiary Guarantor, certified by the appropriate governmental officer and dated not more than thirty (30) days prior to the Agreement Execution Date, for each other jurisdiction where the failure of Borrower or such Subsidiary Guarantor to so qualify or be licensed (if required) would have a Material Adverse Effect.

(c)

Lender shall have received copies of the formation documents (including code of regulations, if appropriate) of Borrower and the Subsidiary Guarantors, certified by an officer of Borrower or such Subsidiary Guarantor, as appropriate, together with all amendments thereto.

(d)

Lender shall have received incumbency certificates, executed by officers of Borrower and the Subsidiary Guarantors, which shall identify by name and title and bear the signature of the Persons authorized to sign the Loan Documents and to make a borrowing hereunder on behalf of Borrower, upon which certificate Lender shall be entitled to rely until informed of any change in writing by Borrower or any such Subsidiary Guarantor.

(e)

Lender shall have received copies, certified by a Secretary or an Assistant Secretary of Borrower and each Subsidiary Guarantor, of the Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for Lender) authorizing the borrowing hereunder, with respect to Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by Borrower and each Subsidiary Guarantor hereunder.

(f)

Lender shall have received a certificate, signed by an officer of Borrower, stating that on the Agreement Execution Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all representations and warranties of Borrower are true and correct, (c) except as disclosed, none of Borrower, any member of the Consolidated Group or any Investment Affiliate is delinquent (beyond any applicable cure or grace periods) in the payment of any Indebtedness owing by such Person (other than trade payables not more than 90 days past due); and (d) no action, suit, investigation or proceeding, pending or threatened, exists in any court or before any arbitrator or governmental authority that purports to materially and adversely affect Borrower, Guarantors or any subsidiary of either one or any transaction contemplated hereby, or that could have a material adverse effect on Borrower, Subsidiary Guarantors or any subsidiary of either one or any transaction contemplated hereby or on the ability of Borrower, Subsidiary Guarantors or any subsidiary of either one to perform its obligations under the Loan Documents, provided that such certificate is in fact true and correct.

(g)

Lender shall have received the most recent financial statements of Borrower.

(h)

Lender shall have received a compliance certificate as described in Section 6.1(e).

(i)

All legal matters incidental to such action shall be satisfactory to counsel of Lender.

(j)

Prior to taking any such action hereunder, Borrower and each Subsidiary Guarantor, as applicable, shall have delivered to Lender this Agreement, the Note, the other Loan Documents and such other documents, instruments, policies, forms of evidence and other materials as Lender may request under the terms of the Loan Documents, including, without limitation written opinion of Borrower’s and Subsidiary Guarantors’ counsel, addressed to Lender, in form and substance reasonably acceptable to Lender.

(k)

Lender shall have received the consent of the agent under each of the Existing Credit Agreements to Borrower’s execution and delivery of this Agreement.

(l)

Lender shall have received such other documents as Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably acceptable to the parties and their respective counsel.

3.2

ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION.  The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of that certain Section entitled Funds Transfer Disbursements.  Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower's revocation of such authority is received by Lender at the address shown in Exhibit C.

3.3

FUNDS TRANSFER DISBURSEMENTS.  Borrower hereby authorizes Lender to disburse the proceeds of any Loan(s) made by Lender or its affiliate pursuant to the Loan Documents as requested by an authorized representative of Borrower to any of the accounts designated in that certain Exhibit entitled Transfer Authorizer Designation, the form of which is attached hereto as Exhibit C.  Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or, (ii) made in Borrower's name and accepted by Lender in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower.  Borrower further agrees and acknowledges that Lender may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire or funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by Borrower.  Lender is not obligated or required in any way to take any actions to detect errors in information provided by Borrower.  If Lender takes any actions in an attempt to detect errors in the transmission or content of transfer or requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Lender takes these actions Lender will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Lender and Borrower.   Borrower agrees to notify Lender of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within 14 days after Lender's confirmation to Borrower of such transfer.  Lender will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made.  Lender may delay or refuse to accept a funds transfer request if the transfer would: (i) violate the terms of this authorization (ii) require use of a bank unacceptable to Lender or prohibited by government authority; (iii) cause Lender to violate any Federal Reserve or other regulatory risk control program or guideline, or (iv) otherwise cause Lender to violate any applicable law or regulation.  Lender shall not be liable to Borrower or any other parties for (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower's transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Lender's control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Lender makes no representations or warranties other than those expressly made in this Agreement.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES

4.

As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the date hereof and continuing thereafter that:

4.1

EXISTENCE.  Borrower is a corporation duly organized and validly existing under the laws of the State of Maryland, with its principal place of business in Illinois and is duly qualified as a foreign corporation, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority would not have a Material Adverse Effect.  Each Subsidiary is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

4.2

AUTHORIZATION AND VALIDITY.  Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by Borrower of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.  Each Subsidiary Guarantor has the corporate, partnership, limited liability company or other applicable organizational power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by each Subsidiary Guarantor of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate, partnership, limited liability company or other appropriate organizational proceedings, and the Loan Documents to which each such Subsidiary Guarantor is a party constitute legal, valid and binding obligations of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.3

FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has delivered to Lender all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all Guarantors, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.

4.4

NO CONFLICT; GOVERNMENTAL CONSENT.  Neither the execution and delivery by Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any of its Subsidiaries or Borrower’s or any Subsidiary’s articles of incorporation or by-laws, or other similar organizational documents, or the provisions of any indenture, instrument or agreement to which Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents other than the filing of a copy of this Agreement.

4.5

LITIGATION; CONTINGENT OBLIGATIONS.  Except as set forth on Schedule 4.5 hereto or as set forth in written notice to Lender from time to time, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.  Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1 or as set forth in written notices to Lender given from time to time after the Agreement Execution Date on or about the date such material contingent obligations are incurred.

4.6

FINANCIAL STATEMENTS; MATERIAL ADVERSE EFFECT.  All consolidated financial statements of Borrower and its Subsidiaries heretofore or hereafter delivered to Lender were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments.  From the preparation date of the most recent financial statements delivered to Lender through the Agreement Execution Date, there was no change in the business, properties, or condition (financial or otherwise) of Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

4.7

ACCURACY.  No information, exhibit or report furnished by Borrower or any of its Subsidiaries to Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

4.8

TAXES.  Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any of its Subsidiaries except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.  No tax liens have been filed and no claims are being asserted with respect to such taxes.  The charges, accruals and reserves on the books of Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

4.9

SUBORDINATION.  Borrower is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any such Persons.

4.10

MATERIAL AGREEMENTS.  Neither Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness, which default would constitute a Default hereunder.

4.11

BUSINESS LOAN.  The Loan is solely for business purposes to a commercial enterprise which is carried on for the purpose of investment or profit and none of the collateral for the Loan consists of the assignment of any individual’s salary, wages, commissions or other compensation for services or his/her household furniture or other goods used for his/her personal, family or household purposes.

4.12

TAX SHELTER REGULATION.  Borrower does not intend to treat the Loan, and/or related transactions as being a “reportable transaction” (within the meaning of United States Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Lender thereof.   If Borrower so notifies Lender, Borrower acknowledges that one or more of Lender may treat its Loan as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and Lender will maintain the lists and other records required by such Treasury Regulation.

4.13

INSURANCE.  Borrower and its Subsidiaries carry insurance on their Projects with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where Borrower and its Subsidiaries operate, including, without limitation, in the case of all Qualifying Unencumbered Properties, the coverage described on Exhibit G attached hereto and made a part hereof.

4.14

SUBSIDIARIES; INVESTMENT AFFILIATES.  Schedule 4.14(a) hereto contains, an accurate list of all Subsidiaries of Borrower (which are not Subsidiary Guarantors as of the Agreement Execution Date), setting forth their respective jurisdictions of incorporation or formation and the percentage of their respective capital stock or partnership or membership interest owned by Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of all Subsidiaries that are corporations have been duly authorized and issued and are fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any Subsidiary. Schedule 4.14(b) hereto contains an accurate list of all Investment Affiliates of Borrower, including the correct legal name of such Investment Affiliate, the type of legal entity which each such Investment Affiliate is, and the type and amount of all equity interests in such Investment Affiliate held directly or indirectly by Borrower.

4.15

ERISA.  The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate.  Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

4.16

REGULATION U.  Borrower has not used, and does not intend to use, the proceeds of the Loan to buy or carry any margin stock (as defined in Regulation U) in violation of the terms of this Agreement.

4.17

COMPLIANCE WITH LAWS.  Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. Neither Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

4.18

OWNERSHIP OF PROPERTIES.  Except as set forth on Schedule 4.18 hereto, on the date of this Agreement, Borrower and its Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 5.9, to all of the Property and assets reflected in the financial statements as owned by it.

4.19

INVESTMENT COMPANY ACT.  Neither Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

4.20

AFFILIATE TRANSACTIONS.  Except as permitted by Section 5.11, neither Borrower, nor any of its Subsidiaries is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of Borrower or any of its Subsidiaries is a party.

4.21

SOLVENCY.

(a)

Immediately after the Agreement Execution Date and the making of the Loan and after giving effect to the application of the proceeds of the Loan, (a) the fair value of the assets of Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the  debts and liabilities, subordinated, contingent or otherwise, of Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(b)

Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

4.22

REIT STATUS.  Borrower is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of Borrower as a real estate investment trust.

4.23

ENVIRONMENTAL MATTERS.  Each of the following representations and warranties is true and correct on and as of the Agreement Execution Date except as disclosed on Schedule 4.23 attached hereto and to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the best knowledge of Borrower, the Projects of Borrower and its Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of Borrower or any Subsidiary under, Environmental Laws.

(b)

To the best knowledge of Borrower, (i) the Projects of Borrower and its Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by Borrower and/or its Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c)

Neither Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the best knowledge of Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of Borrower and its Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of Borrower or any Subsidiary under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of Borrower and its Subsidiaries in violation of, or in a manner that could give rise to liability of Borrower or any Subsidiary under, any applicable Environmental Laws.

(e)

No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Borrower, threatened, under any Environmental Law to which Borrower or any of its Subsidiaries is or, to Borrower's knowledge, will be named as a party with respect to the Projects of Borrower and its Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of Borrower and its Subsidiaries.

(f)

To the best knowledge of Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of Borrower and its Subsidiaries, or arising from or related to the operations of Borrower and its Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

4.24

INTELLECTUAL PROPERTY.

(a)

Borrower and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) used in the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

(b)

Borrower and each of its Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property.

(c)

No claim has been asserted by any Person with respect to the use of any Intellectual Property by Borrower or any of its Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property.

(d)

The use of such Intellectual Property by Borrower and each of its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect.

4.25

BROKER’S FEES. No broker's or finder's fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby and no other similar fees or commissions will be payable by Lender for any other services rendered to Borrower, any of the Subsidiaries of Borrower or any other Person ancillary to the transactions contemplated hereby.

4.26

QUALIFYING UNENCUMBERED PROPERTIES.  As of the Agreement Execution Date, Schedule 4.26 is a correct and complete list of all Qualifying Unencumbered Properties.  Each of the assets included by Borrower in calculations of the Unencumbered Asset Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

4.27

NO BANKRUPTCY FILINGS. Neither Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against any of such Persons.

4.28

NO FRAUDULENT INTENT. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower or the Subsidiary Guarantors with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

4.29

BUSINESS.  As of the Agreement Execution Date, Borrower, the Guarantors and the other Subsidiaries are engaged in the business of acquiring, owning, operating, developing, and managing the Projects, together with other business activities incidental thereto.

4.30

TRANSACTION IN BEST INTERESTS OF BORROWER AND SUBSIDIARY GUARANTORS; CONSIDERATION.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower and the Subsidiary Guarantors and their respective creditors.  The direct and indirect benefits to inure to Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrower and the Subsidiary Guarantors pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Subsidiary Guarantor to guaranty the Obligations, Borrower would be unable to obtain the financing contemplated hereunder which financing will enable Borrower and its subsidiaries to have available financing to conduct and expand their business. Borrower and its Subsidiaries constitute a single integrated financial enterprise and receives a benefit from the availability of credit under this Agreement.

4.31

OFAC. None of Borrower, any Guarantor, any of the other Subsidiaries, or any other Affiliate of Borrower: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

4.32

SURVIVAL. All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower or any of its Subsidiaries to Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of Borrower prior to the Agreement Execution Date and delivered to Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by Borrower under this Agreement. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loan.

ARTICLE 5.  COVENANTS OF BORROWER

5.

Borrower covenants that so long as any credit remains available hereunder, and until payment in full of all amounts owing under the Loan Documents:

5.1

FINANCIAL CONDITION.  Borrower shall, and shall cause its Subsidiaries to, comply at all times with the following:

(a)

Variable Interest Indebtedness.  Borrower and its Subsidiaries shall not at any time permit the outstanding principal balance of Indebtedness which bears interest at an interest rate that is not fixed through the maturity date of such Indebtedness to exceed twenty percent (20%) of Total Asset Value, unless all of such Indebtedness in excess of such amount is subject to a Swap Contract approved by Lender that effectively converts the interest rate on such excess to a fixed rate.

(b)

Consolidated Net Worth.  Borrower shall maintain a Consolidated Net Worth of not less than $570,004,788 plus eighty percent (80%) of the equity contributions or sales of treasury stock received by Borrower after June 23, 2011.

(c)

Indebtedness and Cash Flow Covenants.  Borrower on a consolidated basis with its Subsidiaries shall not permit, at any time:

(i)

Consolidated Outstanding Indebtedness to be more than 0.60 times Total Asset Value;

(ii)

Adjusted Annual EBITDA to be less than 1.50 times Fixed Charges;

(iii)

any Guarantee Obligations of any member of the Consolidated Group which guarantee Secured Indebtedness, or any Secured Indebtedness of any member of the Consolidated Group which is also Recourse Indebtedness to exist which exceed, in the aggregate, 10% of Total Asset Value;

(iv)

the Unencumbered Leverage Ratio to be less than 1.60;

(v)

the Unencumbered Asset Value to be less than $250,000,000;

(vi)

Adjusted Unencumbered NOI to be less than 1.50 times Implied Debt Service; or

(vii)

Secured Indebtedness to be more than 0.45 times Total Asset Value.

5.2

MERGER, SALE OF ASSETS.  Borrower will not, nor will it permit any of its Subsidiaries to, without prior notice to Lender and without providing a certification of compliance with the Loan Documents enter into any merger (other than mergers in which such entity is the survivor and mergers of Subsidiaries (but not Borrower) as part of transactions that are Permitted Acquisitions provided that following such merger the target entity becomes a Wholly-Owned Subsidiary of Borrower), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Wholly-Owned Subsidiaries or between Borrower and a Wholly-Owned Subsidiary and (b) mergers solely to change the jurisdiction of organization of a Subsidiary Guarantor, provided that, in any event, approval in advance by Lender shall be required for transfer or disposition in any quarter of assets with an aggregate value greater than 10% of Total Asset Value, or any merger resulting in an increase to the Total Asset Value of more than 35%.

5.3

DELIVERY AND RELEASE OF SUBSIDIARY GUARANTY.  Borrower shall cause each of its existing Subsidiaries (other than a Subsidiary which is a single-purpose entity which owns only Projects subject to Secured Indebtedness and which has restrictions on the creation of additional Indebtedness and other safeguards typically imposed on such single-purpose entities in secured financings) to execute and deliver to Lender the Subsidiary Guaranty.  Within 10 days after the later of the date Borrower forms or acquires any Subsidiary or the date such Subsidiary first owns a Project, Borrower shall cause such Subsidiary (other than Subsidiaries excluded under the parenthetical in the preceding sentence) to execute and deliver to Lender a joinder in the Subsidiary Guaranty (in the form attached as Exhibit A to the form of Subsidiary Guaranty attached hereto as Exhibit E), together with supporting organizational and authority documents and opinions similar to those provided with respect to Borrower under Section 3.1 hereof.  If a Subsidiary that is initially not required to deliver a Subsidiary Guaranty under the parenthetical in the first sentence is later not precluded from doing so, then Borrower shall cause such Subsidiary to deliver a Joinder to Guaranty and such supporting documents and opinions at that time.  If a Subsidiary Guarantor has sold its Projects and has liquidated all of its other assets and applied all of the proceeds of such liquidation in accordance with the terms of the Loan Documents and its organizational documents, such Subsidiary Guarantor shall be released from the Subsidiary Guaranty or from any other liability it may have undertaken with respect to the Obligations.

5.4

DIVIDENDS, DISTRIBUTIONS.  Provided there is no then-existing Default or (after notice thereof to Borrower) Unmatured Default hereunder, Borrower and its Subsidiaries shall be permitted to declare and pay dividends on their Capital Stock from time to time in amounts determined by Borrower, provided, however, that in no event shall Borrower declare or pay dividends on its Capital Stock or make distributions with respect thereto to (including dividends paid and distributions actually made with respect to gains on property sales and any preferred dividends or distributions as Borrower may be contractually required to make from time to time from the Inland-Ryan joint ventures) if such dividends and distributions paid on account of the then-current fiscal quarter and the three immediately preceding fiscal quarters, in the aggregate for such period, would exceed (A) 95% of Funds From Operations (as adjusted to exclude deductions or increases due to one-time items, including non-cash charges and impairments) for such period plus (B) without duplication, all gains on property sales for such period to the extent distributions were actually made with respect thereto.  Notwithstanding the foregoing, Borrower shall be permitted at all times to distribute whatever amount of dividends is necessary to maintain its tax status as a real estate investment trust.

5.5

SALE AND LEASEBACK.  Borrower will not, nor will it permit any of its Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as a lessee.

5.6

EXPENSES.  Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents contemplated hereby; (b) the administration of this Agreement and the other Loan Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement or the other Loan Documents.  For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all legal fees and expenses, accounting fees and auditor fees.  If any of the services described above are provided by an employee of Lender, Lender's costs and expenses for such services shall be calculated in accordance with Lender's standard charge for such services.

5.7

ERISA COMPLIANCE.  Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer.

5.8

SWAPS; DERIVATIVE DOCUMENTS.  Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Swap Contract, except to the extent required to protect Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.  If Borrower purchases from Lender any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) in connection with the Loan, Borrower shall, upon receipt from Lender, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation.

5.9

LIENS.  Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Qualifying Unencumbered Property of Borrower or any of its Subsidiaries, except:

(i)

Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(ii)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

(iii)

Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)

Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of Borrower or its subsidiaries;

(v)

Liens on Projects existing on the date hereof which secure Indebtedness as described in Schedule 4.18 hereto; and

(vi)

Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein.

Liens permitted pursuant to this Section 5.9 shall be deemed to be ”Permitted Liens”.

5.10

CONTRACTUAL OBLIGATIONS.  Borrower shall, and shall cause its Subsidiaries to, comply with the requirements of all contractual obligations by which Borrower or such Subsidiary is bound pursuant to any agreement, contract, lease or other document.

5.11

TRANSACTIONS WITH AFFILIATES.  Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

5.12

MAINTENANCE OF STATUS; MODIFICATION OF FORMATION DOCUMENTS.  Borrower shall at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.  Borrower shall not, and shall not permit any Subsidiary of Borrower to, without the prior written consent of Lender, amend or modify any of their respective articles of incorporation, limited liability company agreements, partnership agreements, by-laws, or other formation documents, if such amendment or modification would have a Material Adverse Effect.

5.13

ACQUISITIONS AND INVESTMENTS.  Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)

Cash Equivalents and Marketable Securities;

(ii)

Investments in existing Subsidiaries, Investments in Subsidiaries formed for the purpose of developing or acquiring real property (for investment purposes) and related Property, Investments in joint ventures and partnerships engaged solely in the business of purchasing, developing, owning, operating, leasing and managing retail properties, and Investments in existence on the date hereof and described in Schedule 5.13(ii) hereto;

(iii)

transactions permitted pursuant to Section 5.2;

(iv)

transactions permitted pursuant to Section 5.23; and

(v)

Acquisitions of Persons whose primary operations consist of the ownership, development, operation and management of retail properties;

provided that, after giving effect to such Acquisitions and Investments, Borrower continues to comply with all its covenants herein.  Acquisitions permitted pursuant to this Section 5.13 shall be deemed to be “Permitted Acquisitions”.

5.14

NOTICE OF DEFAULT.  Borrower will give, and will cause each of its Subsidiaries to give, prompt notice in writing to Lender of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

5.15

CONDUCT OF BUSINESS.  Borrower will do, and will cause each of its Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, limited liability company, general partnership or limited partnership, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 5.2 and Permitted Acquisitions) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each jurisdiction in which any Qualifying Unencumbered Property owned (or leased pursuant to an eligible ground lease) by it is located, and in each other jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect, and to carry on and conduct their businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect, and specifically, neither Borrower nor its Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of retail, office or industrial properties, and ancillary businesses specifically related to such types of properties.  Borrower shall, and shall cause each Subsidiary, to develop and implement such programs, policies and procedures as are necessary to comply with the USA Patriot Act and shall promptly advise Lender in writing in the event that any of such Persons shall determine that any investors in such Persons are in violation of such act.

5.16

TAXES.  Borrower will pay, and will cause each of its Subsidiaries to pay, when due all taxes, assessments and governmental charges and levies upon them or their income, profits or Projects, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

5.17

INSURANCE.  Borrower will, and will cause each of its Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 4.13 on all their Property and Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried

5.18

COMPLIANCE WITH LAWS.  Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect.

5.19

MAINTENANCE OF PROPERTIES.  Borrower will, and will cause each of its Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties (including without limitation, all Intellectual Property), reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted.

5.20

ENVIRONMENTAL MATTERS.  Borrower and its Subsidiaries shall:

(i)

Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall Borrower or its Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by Borrower or its Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by Borrower or its Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(ii)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) Borrower has determined in good faith that contesting the same is not in the best interests of Borrower and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(iii)

Defend, indemnify and hold harmless Lender, and its respective officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Borrower, its Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(iv)

Prior to the acquisition of a new Project after the Agreement Execution Date, perform or cause to be performed an environmental investigation which investigation shall include preparation of a ”Phase I” report and, if appropriate, a “Phase II” report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such Project is not in violation of the representations and covenants set forth in this Agreement, unless such violation has been disclosed in writing to Lender and remediation actions satisfactory to Lender are being taken, and at a minimum comply with the specifications and procedures attached hereto as Exhibit F.  In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to Lender upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures

5.21

FURTHER ASSURANCES.  Borrower shall, at Borrower’s cost and expense and upon request of Lender, execute and deliver or cause to be executed and delivered, to Lender such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of Lender to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

5.22

DISTRIBUTION OF INCOME TO BORROWER.  Borrower shall cause all of its Subsidiaries to promptly distribute to Borrower (but not less frequently than once each fiscal quarter of Borrower unless otherwise approved by Lender), whether in the form of dividends, distribution or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each such Subsidiary of its debt service and operating expenses for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the ordinary course of business consistent with its past practices, (c) funding of reserves required by the terms of any deed of trust, mortgage or similar lien encumbering property of the Subsidiary; (d) payment or establishment of reserves for payment to minority equity interest holders of amounts required to be paid in respect of such equity interest.

5.23

PERMITTED INVESTMENTS.  Borrower shall not permit:

(i)

The Consolidated Group’s Investment in Unimproved Land to at any time exceed five percent (5%) of Total Asset Value.

(ii)

The Consolidated Group’s aggregate Investment in (i) Investment Affiliates and (ii) any entity which is not a Wholly-Owned Subsidiary (valued at the greater of the cash investment in that entity by Borrower or the portion of Total Asset Value attributable to such entity or is assets as the case may be) to at any time exceed twenty percent (20%) of Total Asset Value.

(iii)

The Consolidated Group’s Investment in First Mortgage Receivables (with each asset valued at the lower of its acquisition cost and its fair market value) to at any time exceed five (5%) of Total Asset Value.

(iv)

The Consolidated Group’s Investment in Construction in Progress (with each asset valued at the lower of its acquisition cost and its fair market value) to at any time exceed five (5%) of Total Asset Value.

(v)

The Consolidated Group’s Investment in Marketable Securities to at any time exceed five (5%) of Total Asset Value.

(vi)

The Consolidated Group’s projected Investment in Forward Purchase Commitments (valued at the anticipated equity investment required to close such acquisitions, taking into account the amount of Secured Indebtedness anticipated to be available to fund such acquisition under then-current market conditions, all as reasonably projected by Borrower) to at any time exceed ten percent (10%) of Total Asset Value.

(vii)

The Consolidated Group’s aggregate Investment in the above items (i) through (vi) in the aggregate to at any time exceed twenty-five percent (25%) of Total Asset Value.  In each case (other than item (ii) above) the Consolidated Group’s Investment shall include the Consolidated Group Pro Rata Share of any Investment Affiliate’s Investment in the specified asset type.

5.24

PROHIBITED ENCUMBRANCES.  Borrower agrees that neither Borrower nor any other member of the Consolidated Group shall (i) create a Lien against any Project other than a single first-priority mortgage or deed of trust, (ii) create a Lien on any Capital Stock or other ownership interests in any member of the Consolidated Group or any Investment Affiliate, or (iii) enter into or be subject to any agreement governing any Indebtedness which constitutes a Negative Pledge other than (a) restrictions on further subordinate Liens on Projects already encumbered by a first-priority mortgage or deed of trust, (b) Permitted Negative Pledges.

5.25

EXCHANGE LISTING.  Borrower shall maintain at least one class of common shares of Borrower having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is subject to price quotations on The NASDAQ Stock Market’s National Market System.

5.26

MORE RESTRICTIVE AGREEMENTS.  Should Borrower, while this Agreement is in effect or the Note remains unpaid, enter into, refinance or modify any agreements pertaining to any existing or future Indebtedness or issuance of Capital Stock which agreements or documents include covenants (whether affirmative or negative), warranties, representations, or defaults or events of default (or any other provision which may have the practical effect of any of the foregoing, including, without limitation, any “put” or mandatory prepayment of such debt) other than those set forth herein or in any of the other Loan Documents, Borrower shall promptly so notify Lender and, if requested by Lender, Borrower and Lender shall promptly amend this Agreement and the other Loan Documents to incorporate some or all of such provisions as determined by Lender in its sole discretion; provided, however, that any such amendment shall provide that, upon cancellation or termination of the loan agreement or other instrument pertaining to such other Indebtedness or issuance of Capital Stock (other than by reason of any event of default thereunder), so long as no Default or Unmatured Default is in existence, such amendment also shall terminate and the provisions of this Agreement affected by such amendment shall revert to the terms thereof as in effect prior to giving effect to such agreement.

ARTICLE 6.  REPORTING COVENANTS

6.

6.1

FINANCIAL INFORMATION.  Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to Lender:

(a)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated statements of income and retained earnings and of cash flows of Borrower and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, all certified by Borrower’s chief financial officer or chief accounting office;

(b)

As soon as available, but in any event not later than 45 days after the close of each fiscal quarter, for Borrower and its Subsidiaries, the following reports in form and substance reasonably satisfactory to Lender, all certified by each entity’s chief financial officer or chief accounting office: a statement of Funds From Operations, a statement of cash flows for each individual Project, a statement detailing Consolidated Outstanding Indebtedness and Adjusted Annual NOI, a listing of capital expenditures, a report listing and describing all newly acquired Projects, including their net operating income, cash flow, cost and secured or unsecured Indebtedness assumed in connection with such acquisition, if any, summary Projects information to include square footage, occupancy, Net Operating Income and such other information on all Projects as may be reasonably requested;

(c)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, of Borrower and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, settling forth in each case in comparative form the figures for the previous year, without a “going concerns” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonable acceptable to Lender;

(d)

As soon as available, but in any event not later than 90 days after the close of each fiscal year, for Borrower and its Subsidiaries, a statement detailing the contributions to Adjusted Annual NOI from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to Lender, certified by the entity’s chief financial officer or chief accounting officer;

(e)

Together with the quarterly and annual financial statements required hereunder, a compliance certificate in substantially the form of Exhibit D hereto signed by Borrower’s chief financial officer or chief accounting officer showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to such officer’s’ knowledge, no Default or Unmatured Default exists, or if, to such officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof;

(f)

As soon as possible and in any event within 10 days after a responsible officer of Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief executive officer of Borrower, describing said Reportable Event and the action which Borrower proposes to take with respect thereto;

(g)

As soon as possible and in any event within 10 days after receipt by a responsible officer of Borrower, a copy of (a) any notice or claim to the effect that Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(h)

Promptly upon the furnishing thereof to the shareholders of Borrower, copies of all financial statements, reports and proxy statements so furnished;

(i)

Promptly upon becoming aware of the same and to the extent Borrower, or any of its Subsidiaries, are aware of the same, notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any of its Subsidiaries or any of their respective properties, assets or businesses which involve claims individually or in the aggregate in excess of $5,000,000, and notice of the receipt of notice that any United States income tax returns of Borrower or any of its Subsidiaries are being audited;

(j)

Promptly upon becoming available, a copy of any amendment to a formation document of Borrower or any Guarantor;

(k)

Promptly upon becoming aware of the same, notice of any change in the senior management of Borrower, or any of its Subsidiaries, any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, or any of its Subsidiaries which has had or could reasonably be expect to have a Material Adverse Effect, or any other event or circumstance which has had or could reasonably be expect to have a Material Adverse Effect;

(l)

Promptly upon becoming aware of entry of the same, notice of any order, judgment or decree in excess of $5,000,000 having been entered against Borrower, or any of its Subsidiaries or any of their respective properties or assets;

(m)

Promptly upon receipt of the same, notice if Borrower, or any of its Subsidiaries shall receive any notification from any Governmental Authority alleging a violation of any applicable law or any inquiry which could reasonably be expect to have a Material Adverse Effect; and

(n)

Such other information (including, without limitation, financial statements for Borrower and non-financial information) as Lender may from time to time reasonably request.

6.2

BOOKS AND RECORDS.  Borrower will, and will cause each of its Subsidiaries to, permit Lender upon reasonable notice, by its respective representatives and agents, to inspect any of the Projects, corporate books and financial records of Borrower and each of its Subsidiaries, to examine and make copies of the books of accounts and other financial records of Borrower and each of its Subsidiaries, and to discuss the affairs, finances and accounts of Borrower and each of its Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as Lender may designate.

ARTICLE 7.  DEFAULTS AND REMEDIES

7.

7.1

DEFAULT.  The occurrence of any one or more of the following shall constitute an event of default ("Default") under this Agreement and the other Loan Documents, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of applicable law or pursuant to any judgment or order of any Governmental Authority:

(a)

Default in Payment.

(i)

Borrower shall fail to pay any principal, interest or other amount owing under this Agreement or any other Loan Document on the Maturity Date or upon acceleration; or

(ii)

Borrower shall fail to pay any interest or other amount owing under this Agreement or any of the other Loan Documents within five (5) Business Days after the same becomes due (other than on the Maturity Date); or

(iii)

Any Guarantor shall fail to pay when due any amount owing under any Loan Document to which it is a party; or

(b)

Default in Performance.

(i)

Borrower shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed and contained in Article 5 or Article 6; or

(ii)

Borrower or any Guarantor shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section, and in the case of this subsection (b)(ii) only, such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a responsible officer of Borrower or such other Guarantor obtains knowledge of such failure or (y) the date upon which Borrower has received written notice of such failure from Lender; or

(c)

Misrepresentations.  Any written statement, representation or warranty made or deemed made by or on behalf of Borrower or any Guarantor under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished by, or at the direction of, Borrower or such Guarantor to Lender, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made or deemed made; or

(d)

Indebtedness Cross-Default.  Failure of Borrower or any of its Subsidiaries to pay when due any Recourse Indebtedness, regardless of amount, or any other Consolidated Outstanding Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) in excess of $50,000,000 in the aggregate (collectively, "Material Indebtedness"); or the default by Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes or permits any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (provided that the failure to pay any such Material Indebtedness shall not constitute a Default so long as Borrower or its Subsidiaries is diligently contesting the payment of the same by appropriate legal proceedings and Borrower or its Subsidiaries have set aside, in a manner reasonably satisfactory to Lender, a sufficient reserve to repay such Indebtedness plus all accrued interest thereon calculated at the default rate thereunder and costs of enforcement in the event of an adverse outcome); or, under any Swap Contract, the occurrence of an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by Borrower or such Subsidiary as a result thereof is greater than $10,000,000; or

(e)

Voluntary Bankruptcy Proceeding.  Borrower, any Guarantor or any other Subsidiary shall:  (i) commence a voluntary case under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other applicable laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other applicable laws or consent to any proceeding or action described in the immediately following subsection (f); (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any applicable laws; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing; or

(f)

Involuntary Bankruptcy Proceeding.  A case or other proceeding shall be commenced against Borrower, any Guarantor or any other Subsidiary in any court of competent jurisdiction seeking:  (i) relief under the Bankruptcy Code or other federal bankruptcy laws (as now or hereafter in effect) or under any other applicable laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii) such case or proceeding shall continue undismissed or unstayed for a period of 90 consecutive days, or an order granting the remedy or other relief requested in such case or proceeding (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered; or

(g)

Revocation of Loan Documents.  Borrower or any Guarantor shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof); or

(h)

Judgment.  Borrower or any of its Subsidiaries shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments, warrants, writs of attachment, execution or similar process or orders for the payment of money in an amount which, when added to all other judgments, warrants, writs, executions, processes or orders outstanding against Borrower or any Subsidiary would exceed $10,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such judgment, warrant, writ, execution, order or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to Lender pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or its Subsidiaries.

(i)

Attachment.  A warrant, writ of attachment, execution or similar process shall be issued against any property of Borrower, any Guarantor or any other Subsidiary, which exceeds, individually or together with all other such warrants, writs, executions and processes, $1,000,000 in amount and such warrant, writ, execution or process shall not be paid, discharged, vacated, stayed or bonded for a period of thirty (30) days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to Lender pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of Borrower or any Subsidiary.

(j)

ERISA.

(i)

Multiemployer Plan; Withdrawal Liability.  Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $1,000,000 or requires payments exceeding $500,000 per annum; or

(ii)

Multiemployer Plan; Reorganization or Termination.  Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $500,000; or

(k)

Loan Documents.  A Default (as defined therein) shall occur under any of the other Loan Documents.

(l)

Change of Control/Change in Management.

(i)

any Change Control shall occur; or

(ii)

any Change in Management shall occur; or

(m)

Damage; Strike; Casualty.  Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than thirty (30) consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities of Borrower, any Guarantor, or any other Subsidiary taken as a whole and only if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.

7.2

ACCELERATION UPON DEFAULT; REMEDIES.  Upon the occurrence of a Default the following provisions shall apply:

(a)

Acceleration; Termination of Facilities.

(i)

Automatic.  Upon the occurrence of a Default specified in Sections 7.1(e) or 7.1(f), (1) the principal of, and all accrued interest on, the Loan and the Note at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to Lender under this Agreement, the Note or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by Borrower on behalf of itself and the Guarantors.

(ii)

Optional.  If any other Default shall exist, Lender may declare (1) the principal of, and accrued interest on, the Loan and the Note at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to Lender under this Agreement, the Note or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrower on behalf of itself and the Guarantors.

(b)

Loan Documents.  Lender may exercise any and all of its rights under any and all of the other Loan Documents.

(c)

Applicable Law.  Lender may, exercise all other rights and remedies it may have under law or equity.

(d)

Appointment of Receiver.  To the extent permitted by applicable law, Lender shall be entitled to the appointment of a receiver for the assets and properties of Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the solvency of any party bound for its payment, to take possession of all or any portion of the property and/or the business operations of Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.

(e)

Specified Derivatives Contract Remedies.  Notwithstanding any other provision of this Agreement or other Loan Document, Lender and its Affiliates shall have the right, without limitation of other remedies available to Lender and such Affiliate under contract or applicable law, to undertake any of the following:  (a) to declare an event of default, termination event or other similar event under any Swap Contract to which Lender or its Affiliate is a party and to create an early termination date in respect thereof, (b) to determine net termination amounts in respect of any and all Swap Contracts to which Lender or its Affiliate is a party in accordance with the terms thereof, and to set off amounts among such contracts, and (c) to prosecute any legal action against Borrower, any Guarantor or other Subsidiary to enforce or collect net amounts owing to Lender or such Affiliate pursuant to any Swap Contract.

7.3

MARSHALING; PAYMENTS SET ASIDE.  Lender shall be under no obligation to marshal any assets in favor of Borrower, any Guarantor or any other party or against or in payment of any or all of the Obligations.  To the extent that Borrower or any Guarantor makes a payment or payments to Lender, or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.4

PERFORMANCE BY LENDER.  If Borrower or any Guarantor shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, Lender may, after notice to Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower or such Guarantor after the expiration of any cure or grace periods set forth herein.  In such event, Borrower shall, at the request of Lender, promptly pay any amount reasonably expended by Lender in such performance or attempted performance to Lender, together with interest thereon at the applicable Default Rate (as defined in the Note) from the date of such expenditure until paid.  Notwithstanding the foregoing, Lender shall have no liability or responsibility whatsoever for the performance of any obligation of Borrower under this Agreement or any other Loan Document.

7.5

RIGHTS CUMULATIVE.  The rights and remedies of Lender under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under applicable law.  In exercising its rights and remedies Lender may be selective and no failure or delay by Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

ARTICLE 8.  MISCELLANEOUS PROVISIONS

8.

8.1

INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF:  (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, OR ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER.  BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE.  BORROWER'S DUTY TO INDEMNIFY LENDER SHALL SURVIVE THE REPAYMENT OF THE LOAN.

8.2

FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval.

8.3

NOTICES.  All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement). All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of a Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid.  Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

8.4

RELATIONSHIP OF PARTIES.  The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party, except as expressly provided in this Agreement and the other Loan Documents.

8.5

ATTORNEYS' FEES AND EXPENSES; ENFORCEMENT.  If any attorney is engaged by Lender to enforce or defend any provision of this Agreement or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all reasonable attorneys' fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

8.6

IMMEDIATELY AVAILABLE FUNDS.  Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

8.7

LOAN SALES AND PARTICIPATIONS; DISCLOSURE OF INFORMATION.  Borrower agrees that Lender may elect, at any time, to sell, assign or grant participations in all or any portion of its rights and obligations under the Loan Documents, and that any such sale, assignment or participation may be to one or more financial institutions, private investors, and/or other entities, at Lender's sole discretion ("Participant").  Borrower further agrees that Lender may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lender with respect to:  (a) any party connected with the Loan (including, without limitation, Borrower, any partner, joint venturer or member of Borrower, any constituent partner, joint venturer or member of Borrower and any Guarantor); and/or (b) any lending relationship other than the Loan which Lender may have with any party connected with the Loan.  In the event of any such sale, assignment or participation, Lender and the parties to such transaction shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent they agree among themselves.  In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligations of Borrower to each purchaser, assignee or participant, and upon written request by Lender, Borrower shall enter into such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation.  The indemnity obligations of Borrower under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from its obligations thereunder.

8.8

CAPITAL ADEQUACY; ADDITIONAL COSTS.

(a)

If Lender or any Participant determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental agency (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or such Participant, or any corporation controlling Lender or such Participant, as a consequence of, or with reference to, Lender’s making or maintaining the Loan below the rate which Lender or such Participant or such corporation controlling Lender or such Participant could have achieved but for such compliance (taking into account the policies of Lender or such Participant or such corporation with regard to capital), then Borrower shall, from time to time, within thirty (30) days after written demand by Lender or such Participant, pay to Lender or such Participant additional amounts sufficient to compensate Lender or such Participant or such corporation controlling Lender or such Participant to the extent that Lender or such Participant determines such increase in capital is allocable to Lender’s or such Participant’s obligations hereunder.  A certificate as to such amounts, submitted to Borrower by Lender or such Participant, shall be conclusive and binding for all purposes, absent manifest error.

(b)

In addition to, and not in limitation of the immediately preceding subsection, Borrower shall promptly pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate Lender for any costs incurred by Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by Lender of capital in respect of its LIBOR Loans (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans (other than taxes imposed on or measured by the overall net income of Lender or of its lending office for any of such LIBOR Loans by the jurisdiction in which Lender has its principal office or such lending office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined to the extent utilized when determining the LIBOR Rate or the One-Month Rate, as applicable) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by Lender (or its parent corporation), or any commitment of Lender or (iii) has or would have the effect of reducing the rate of return on capital of Lender to a level below that which Lender could have achieved but for such Regulatory Change (taking into consideration Lender’s policies with respect to capital adequacy).

8.9

WAIVER OF JURY TRIAL  EACH OF BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.10

SEVERABILITY.  If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefore, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

8.11

NO WAIVER; SUCCESSORS.  No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval hereunder must be in writing and shall be limited to its specific terms.  The terms and provisions hereof shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

8.12

TIME.  Time is of the essence of each and every term of this Agreement.

8.13

HEADINGS.  All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

8.14

GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Illinois (including, without limitation, 735 ILCS Section 105/5-1 et seq., but otherwise without regard to conflict of law provisions), except to the extent preempted by federal laws.  Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of Illinois having proper venue and also consent to service of process by any means authorized by Illinois or federal law.

8.15

USA PATRIOT ACT NOTICE COMPLIANCE.   The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an "account" with such financial institution.  Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower's name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law.  An "account" for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

8.16

INTEGRATION; INTERPRETATION.  The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral.  The Loan Documents shall not be modified except by written instrument executed by all parties.   Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

8.17

AMENDMENTS TO EXISTING CREDIT AGREEMENTS.  Notwithstanding anything in this Agreement to the contrary, so long as no Default or Unmatured Default exists, if any covenant, Default (in each case, as defined in the Existing Revolving Credit Agreement and the Existing Term Loan Agreement), acceleration rights or other material term of the Existing Credit Agreements that is substantially the same as a corresponding provision of this Agreement or any other Loan Document is amended or modified and if such amendment or modification is expressly consented to in writing by Lender in its capacity as a lender and, if applicable, agent under the Existing Revolving Credit Agreement or Existing Term Loan Agreement, as applicable, then Lender shall be deemed to have consented to the amendment or modification, as applicable, of the corresponding covenant, Default (as defined herein), acceleration right or other material term of this Agreement or the other Loan Documents.  Borrower, Lender and Guarantors, as applicable, shall promptly enter into any necessary amendment (or shall consent to such amendment, as applicable) to the Loan Documents on terms substantially similar to such corresponding amendment or modification to the Existing Revolving Credit Agreement or Existing Term Loan Agreement, as applicable; provided, that with respect to such deemed consent to amendment or modification, as applicable (i) Borrower agrees that this Agreement and the other Loan Documents (each as modified pursuant such applicable deemed consent) shall remain in full force and effect and shall be ratified and confirmed by Borrower in all respects and (ii) Lender shall not be deemed to have waived any right, power or remedy available to Lender under the Loan Documents, nor shall Lender be deemed to have waived any provision of any of the Loan Documents except as expressly provided in a writing in executed by Lender.  Notwithstanding anything to the contrary contained herein, if Lender should at any time cease to be a lender under either the Existing Revolving Credit Agreement or the Existing Term Loan Agreement, then this Section 8.17 shall not apply with respect to any amendment or modification of the Existing Revolving Credit Agreement or the Existing Term Loan Agreement.

8.18

JOINT AND SEVERAL LIABILITY.  The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

8.19

COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

[SIGNATURE PAGES TO FOLLOW].

1

P:\CLIENT\WELLS\Inland Unsecured Facility\Unsecured Loan Agreement v6 (111511).doc

 Loan No. 1005936

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

"LENDER" WELLS FARGO BANK, NATIONAL ASSOCIATION By: _______________________________________ Name: Title:

Lender's Address: Wells Fargo Bank, National Association 123 N. Wacker Drive Suite 1900 Chicago, IL 60606 Attention: Gail L. Duran

"BORROWER" INLAND REAL ESTATE CORPORATION, a Maryland corporation By: _______________________________________ Name: Title:

Borrower's Address: Inland Real Estate Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attention: Mark E. Zalatoris

S-1

Signature Page to Unsecured Loan Agreement

EXHIBIT A

Loan No. 1005936

EXHIBIT A - DOCUMENTS

Exhibit A to UNSECURED LOAN AGREEMENT between Inland Real Estate Corporation, a Maryland corporation, as "Borrower", and Wells Fargo Bank, National Association, as "Lender", dated as of November 15, 2011.

1.

LOAN DOCUMENTS.  The documents numbered 1.1 through 1.8, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.

1.1

This Agreement.

1.2

The Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender.

1.3

Compliance Certificate of even date herewith executed by Borrower.

1.4

Repayment Guaranty of even date herewith executed by Subsidiary Guarantors as guarantor in favor of Lender.

1.5

Closing Certificate of even date herewith executed by Borrower.

1.6

Officer’s Certificate of even date herewith, executed by Inland Real Estate LB I Corporation.

1.7

Officer’s Certificate of even date herewith, executed by Borrower.

1.8

Opinion of Borrower's Legal Counsel dated of even date herewith, executed by Beth Sprecher Brooks, General Counsel, Senior Vice President, Secretary on behalf of Inland Real Estate Corporation.

A-1

EXHIBIT B

 Loan No. 1005936

EXHIBIT B – FORM NOTE

Exhibit B to UNSECURED LOAN AGREEMENT between Inland Real Estate Corporation, a Maryland corporation, as "Borrower", and Wells Fargo Bank, National Association, as "Lender", dated as of November 15, 2011.

See attached.

B-1

EXHIBIT C

 Loan No. 1005936

EXHIBIT C - FORM TRANSFER AUTHORIZER DESIGNATION
(For Disbursement of Loan Proceeds by Funds Transfer)

o NEW  o REPLACE PREVIOUS DESIGNATION   o  ADD   o   CHANGE    o  DELETE LINE NUMBER    _____

o INITIAL LOAN DISBURSEMENT

The following representatives of Inland Real Estate Corporation ("Borrower") are authorized to request the disbursement of the proceeds of the Loan and initiate funds transfers for Loan Number 1005936 dated November 15, 2011 between Wells Fargo Bank, National Association ("Lender") and Borrower. Lender is authorized to rely on this Transfer Authorizer Designation until it has received a new Transfer Authorizer Designation signed by Borrower, even in the event that any or all of the foregoing information may have changed.

Name	Title	Maximum Wire Amount[i]
1.
2.

3.
4.

5.

Initial Loan Disbursement Authorization  o  Not Applicable    o   Applicable --- Lender is hereby authorized to accept wire transfer instructions from _________________________ (ie. specify title company escrow) to be delivered, via fax, email, letter or other method, to Lender for title/escrow #_____________ and/or loan #__________.  Said instructions shall include the title/escrow company’s Receiving Party Account Name, city and state, Receiving Party Account Number, Receiving Lender’s (ABA) Routing Number, Maximum Transfer Amount required, Borrower’s name, title order/escrow number to which Lender shall fund the Initial Loan Disbursement under the loan number referenced above.  The amount of said transfer shall not exceed $___________________.  Borrower acknowledges and agrees that the acceptance of and wire transfer of funds by Lender in accordance with the title/escrow company instructions shall be governed by this Transfer Authorizer Designation form and any other Loan Documents dated November 15, 2011 by and between Lender and Borrower.  Lender shall not be further required to confirm said wiring instructions received from title/escrow company with Borrower.  This Initial Loan Disbursement Authorization is in effect until _____________________________ after which time a new authorization request shall be required.  Borrower shall instruct title/escrow company via a separate letter, to deliver said wiring instructions in writing, directly to Lender at its address.  Borrower also hereby authorizes Lender to attach a copy of the title/escrow company’s written wire instructions to this Transfer Authorizer Designation form upon receipt of said instructions.

Beneficiary Bank and Account Holder Information

1.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

C-1

EXHIBIT C

 Loan No. 1005936

2.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

3.

Transfer Funds to (Receiving Party Account Name):
Receiving Party Account Number:
Receiving Bank Name, City and State:	Receiving Bank Routing (ABA) Number
Maximum Transfer Amount:
Further Credit Information/Instructions:

     Maximum Wire Amount may not exceed the Loan Amount.

Date: November [__], 2011

"BORROWER"

INLAND REAL ESTATE CORPORATION

By:

________________________________

Name:

Title:

C-2

EXHIBIT D

Loan No. 1005936

EXHIBIT D

FORM COMPLIANCE CERTIFICATE

Wells Fargo Bank, National Association, as Lender

123 N. Wacker Drive

Suite 1900

Chicago, IL 60606

Attn: Gail L. Duran

Re:

Unsecured Loan Agreement dated as of November 15, 2011 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between INLAND REAL ESTATE CORPORATION (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (“Lender”).

Reference is made to the Agreement.  Capitalized terms used in this Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to Lender that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to Lender pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting periods.

The undersigned hereby further certifies to Lender that:

1.

Compliance with Financial Covenants.  Schedule A attached hereto sets forth financial data and computations evidencing Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.

Review of Condition.  The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of Borrower set forth in the Agreement and the covenants of Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of Borrower through the reporting periods.

3.

Representations and Warranties.  To the undersigned's actual knowledge, the representations and warranties of Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period except as expressly noted on Schedule B hereto.

4.

Covenants.  To the undersigned's actual knowledge, during the reporting period, Borrower observed and performed all of the respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by Borrower, except as expressly noted on Schedule B hereto.

5.

Indebtedness.  Except as describe on Schedule B hereto, none of Borrower, any member of the Consolidated Group or any Investment Affiliate is delinquent (beyond any applicable cure or grace periods) in the payment of any Indebtedness owing by such Person (other than trade payables not more than 90 days past due).

6.

No Event of Default.  To the undersigned's actual knowledge, no Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

EXHIBIT D

Loan No. 1005936

Schedule A to Compliance Certificate

EXHIBIT D

Loan No. 1005936

Schedule B to Compliance Certificate

EXHIBIT D

Loan No. 1005936

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this day of __________.

INLAND REAL ESTATE CORPORATION

By:

Name:

Title:

EXHIBIT E

Loan No. 1005936

EXHIBIT E

FORM SUBSIDIARY GUARANTY

[see attached]

E-1

EXHIBIT F

Loan No. 1005936

EXHIBIT F

ENVIRONMENTAL INVESTIGATION SPECIFICATIONS AND PROCEDURES

Phase I Environmental Site Assessments to be prepared in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process (ASTM Designation E1527-94), a summary of which follows:

This ASTM practice is generally considered the industry standard for conducting a Phase I Environmental Site Assessment (ESA).  The purpose of this standard is to “define good commercial and customary practice in the United States of America for conducting an ESA of a parcel of commercial real estate with respect to the range of contaminants within the scope of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) and petroleum products.”  The ASTM Phase I ESA is intended to permit a user to satisfy one of the requirements to qualify for the innocent landowner defense to CERCLA liability; that is, the practice that constitutes “all appropriate inquiry into the previous ownership and uses of the property consistent with good commercial or customary practices” as defined in 42 USC 9601(35)(B).

The goal of the ASTM Phase I ESA is to identify “recognized environmental conditions.”  Recognized environmental conditions means the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances or petroleum products into structures on the property or into the ground, groundwater, or surface water of the property.  The term includes hazardous substances or petroleum products even under conditions in compliance with laws.  The term is not intended to include de minimus conditions that generally would not be the subject of an enforcement action if brought to the attention of appropriate governmental agencies.

The ASTM standard indicates that a Phase I ESA should consist of four main components: 1) Records Review; 2) Site Reconnaissance; 3) Interviews; and 4) Report.  The purpose of the records review is to obtain and review records that will help identify recognized environmental conditions in connection with the property.  The site reconnaissance involves physical observation of the property’s exterior and interior, as well as an observation of adjoining properties.  Interviews with previous and current owners and occupants, and local government officials provides insight into the presence or absence of recognized environmental conditions in connection with the property.  The final component of the ESA, the report, contains the findings of the ESA and conclusions regarding the presence or absence of recognized environmental conditions in connection with the property.  It includes documentation to support the analysis, opinions, and conclusions found in the report.

While the use of this practice is intended to constitute appropriate inquiry for purposes of CERCLA’s innocent landowner defense, it is not intended that its use be limited to that purpose.  The ASTM standard is intended to be an approach to conducting an inquiry designed to identify recognized environmental conditions in connection with a property, and environmental site assessments.

F-1

EXHIBIT G

Loan No. 1005936

EXHIBIT G

MINIMUM INSURANCE REQUIRMENTS WITH RESPECT

TO QUALIFYING UNENCUMBERED PROPERTIES

Borrower shall obtain and keep in full force and effect either permanent All Perils insurance coverage or builder’s risk insurance coverage as appropriate, reasonably satisfactory to Lender, on each of the Qualifying Unencumbered Properties. All insurance policies shall be issued by carriers with a Best’s Insurance Reports policy holder’s rating of A or better and a financial size category of Class VII or higher. The policies shall provide for the following, and any other coverage that Lender may from time to time reasonably deem necessary:

a)

Unless such Property is vacant land, coverage Against All Peril and/or Builders Risk in the amount of 100% of the replacement cost of all improvements located or to be located on the site of such Property. Such coverage shall include an endorsement insuring against loss due to acts of terrorism in commercially reasonable amounts as approved by Lender. If the policy is written on a CO-INSURANCE basis, the policy shall contain an AGREED AMOUNT ENDORSEMENT as evidence that the coverage is in an amount sufficient to insure the portion of Total Asset Value represented by such Property.

b)

Public liability coverage in a minimum amount of not less than $2,000,000 per occurrence and $5,000,000 in the aggregate.

c)

Rent loss or business interruption coverage in a minimum amount approved by Lender of not less than the appraised rental for a minimum of twelve months.

d)

Flood hazard coverage in commercially reasonable amounts as approved by Lender, if any portions of the retail or other commercial buildings on such Property are located in a special flood hazard area (“Flood Hazard Area”) as designated by the Federal Emergency Management Agency on its Flood Hazard Boundary Map and Flood Insurance Rate Maps, and the Department of Housing and Urban Development, Federal Insurance Administration, Special Flood Hazard Area Maps.

e)

Workers Compensation and Disability insurance as required by law.

f)

Such other types and amounts of insurance with respect to such Properties and the operation thereof which are commonly maintained in the case of other property and buildings similar to such Properties in nature, use, location, height, and type of construction, as may from time to time be reasonably required by Lender.

Borrower shall cause the premium on each such insurance policy to be paid on or prior to the date when due and shall provide Lender with notice of such renewal at least thirty (30) days prior to expiration. Further, each policy shall provide that it may not be canceled, reduced, or terminated without at least thirty (30) days (or at least ten (10) days for non-payment of premium) prior written notice to Lender.

G-1

Loan No. 1005936

SCHEDULE 1.1

SUBSIDIARY GUARANTORS

Building Name	Title Holder	FEIN
Butera Market	Inland 1290 Chicago Avenue, L.L.C., a Delaware limited liability company	20-8631811
Nantucket Square	Inland Nantucket Square, L.L.C., a Delaware limited liability company	20-8632213
Hartford Plaza	Inland Hartford Plaza, L.L.C., a Delaware limited liability company	20-8632051
Mundelein Plaza	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Six Corners Plaza	Inland Six Corners, L.L.C., a Delaware limited liability company	30-0127320
Quarry Outlot	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Park St Claire	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Lansing Square	Inland Lansing Square, L.L.C., a Delaware limited liability company	20-2328013
Maple Park Place	Inland Maple Park Place, LLC, a Delaware limited liability company	61-1477068
Golf Road Plaza	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Verizon	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
River Square	Inland River Square, L.L.C, a Delaware limited liability company	20-2328181
Rivertree Court	Inland Rivertree Court, L.L.C., a Delaware limited liability company	45-0677948
Glendale Heights Retail	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
22nd Street Plaza Outlot	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Skokie Fashion Square II	Inland Skokie Fashion Square II, L.L.C., a Delaware limited liability company	30-0230934
Naper West	Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217
Shops At Coopers Grove	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Oliver Square	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Lake Park Plaza	Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217
Elmhurst City Centre	Inland Elmhurst City Centre, L.L.C., a Delaware limited liability company	45-3122214
Chestnut Court	Inland Chestnut Court, L.L.C., a Delaware limited liability company	45-3122181
St James Crossing	Inland St. James Crossing, L.L.C., a Delaware limited liability company	45-3122132
Oak Forest Commons	Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217
Oak Forest Commons III	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Bergen Plaza	Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217
Staples	Inland Freeport Southwest Avenue, L.L.C., a Delaware limited liability company	32-0113619
Wauconda Shopping Center	Inland Wauconda Shopping Center, L.L.C., a Delaware limited liability company	45-3114345
Berwyn Plaza	Inland Berwyn Plaza, L.L.C., a Delaware limited liability company	45-0677792
Schaumburg Plaza	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Winnetka Commons	Inland Winnetka Commons, L.L.C., a Delaware limited liability company	45-0678053
Eastgate Center	Inland Eastgate Shopping Center, L.L.C., a Delaware limited liability company	20-2328376
West River Crossing	Inland West River Crossings, L.L.C.,, a Delaware limited liability company	61-1477063
Hickory Creek Marketplace	Inland Hickory Creek, L.L.C., a Delaware limited liability company	61-1477062
Orland Greens	Inland Orland Greens, L.L.C., a Delaware limited liability company	37-1487346
Two Rivers Plaza	Inland Two Rivers Plaza, L.L.C., a Delaware limited liability company	37-1487347
Riverplace Center	Inland Riverplace Centre, L.L.C., a Delaware limited liability company	61-1469199
Rose Plaza	Inland Elmwood Park, L.L.C., a Delaware limited liability company	76-0726666
Carmax - Schaumburg	Inland 250 Golf Schaumburg, L.L.C., a Delaware limited liability company	61-1469281
Park Center	Inland Park Center Plaza, L.L.C., a Delaware limited liability company	37-1487349
Hammond Mills	Inland 1738 Hammond, L.L.C., a Delaware limited liability company	38-3700343
Plymouth Collection	Inland Plymouth Collection, L.L.C., a Delaware limited liability company	35-2229012
Grand Traverse Crossings	Inland Traverse City, L.L.C., a Delaware limited liability company	61-1469280
The Plaza	Inland V. Richards Plaza, L.L.C., a Delaware limited liability company	37-1487348
Baytowne Square	Inland Baytowne Square, L.L.C., a Delaware limited liability company	37-1488106
Baytowne Shoppes	Inland Baytowne Square, L.L.C., a Delaware limited liability company	37-1488106
Gateway Square	Inland Gateway Square, L.L.C., a Delaware limited liability company	20-2328295
Oak Lawn Town Center	Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Bally's Total Fitness	Inland Ryan, LLC, a Delaware limited liability company	36-4311741
Michael's	Inland Real Estate Riverdale, L.L.C., a Delaware limited liability company	32-0014038
Home Goods Riverdale	Inland Coon Rapids Riverdale, L.L.C., a Delaware limited liability company	20-3688283
Schaumburg Promenade	Inland Schaumburg Promenade, L.L.C, a Delaware limited liability company	20-2328245
Rite-Aid	Inland Real Estate Hamilton, L.L.C., a Delaware limited liability company	36-4499783
Disney Celebration 200	Inland 200 Celebration Place, a Delaware Business Trust	37-1434128
Brunswick Market Center	Inland Brunswick Marketplace, L.L.C., a Delaware limited liability company	14-1853068
Medina Marketplace	Inland Medina Marketplace, L.L.C., a Delaware limited liability company	14-1853064
Cub Foods - Hutchinson	Inland Hutchinson, L.L.C., a Delaware limited liability company	47-0898235
Mankato Heights	Inland Mankato Heights, L.L.C., a Delaware limited liability company	76-0726665
Rochester Marketplace	Inland Rochester Marketplace, L.L.C., a Delaware limited liability company	76-0737642
University Crossings	Inland Real Estate University Crossings, L.L.C., a Delaware limited liability company	56-2474307
Park Avenue Centre	Inland Real Estate Highway 41, L.L.C., a Delaware limited liability company	20-2957731
Wauconda Crossings	Inland Wauconda Crossings, L.L.C., a Delaware limited liability company	20-5390544
Apache Shoppes	Inland Apache Shoppes, L.L.C., a Delaware limited liability company	20-8030136
Bradley Commons	Inland Bradley Commons, L.L.C., a Delaware limited liability company	45-3710303

Schedule 1.1

Loan No. 1005936

SCHEDULE 4.5

LITIGATION

NONE

Schedule 4.5

Loan No. 1005936

SCHEDULE 4.14

SUBSIDIARIES; INVESTMENT AFFILIATES

SECTION A:

SUBSIDIARIES

Legal Name	Tax ID	Percentage Ownership Interest
IN Retail Fund Algonquin Commons, L.L.C., an Illinois limited liability company	20-3773203	100%
IN Retail Manager, L.L.C., a Delaware limited liability company	34-2012073	100%
Inland 1290 Chicago Avenue, L.L.C., a Delaware limited liability company	20-8631811	100%
Inland 1293 Higgins Rd, L.L.C., a Delaware limited liability company	20-8631877	100%
Inland 1738 Hammond, L.L.C., a Delaware limited liability company	38-3700343	100%
Inland 200 Celebration Place Delaware Business Trust	37-1434128	100%
Inland 200 Celebration Place, L.L.C., a Delaware limited liability company	02-0623499	100%
Inland 250 Golf Schaumburg, L.L.C., a Delaware limited liability company	61-1469281	100%
Inland Apache Shoppes, L.L.C., a Delaware limited liability company	20-8030136	100%
Inland Aurora Venture, L.L.C., a Delaware limited liability company	20-3423403	100%
Inland Baytowne Square, L.L.C., a Delaware limited liability company	37-1488106	100%
Inland Bergen Plaza, L.L.C., a Delaware limited liability company	45-3122003	100%
Inland Berwyn Plaza, L.L.C., a Delaware limited liability company	45-0677792	100%
Inland Big Lake, L.L.C., a Delaware limited liability company	20-3562678	100%
Inland Bohl Farm, L.L.C., a Delaware limited liability company	27-2814256	100%
Inland Boise, L.L.C., a Delaware limited liability company	27-0980482	100%
Inland Bradley Commons, L.L.C., a Delaware limited liability company	45-3710303	100%
Inland Brunswick Marketplace, L.L.C., a Delaware limited liability company	14-1853068	100%
Inland Burnsville Crossing, L.L.C., a Delaware limited liability company	27-2814207	100%
Inland Caton Crossing, L.L.C., a Delaware limited liability company	35-2208291	100%
Inland Chestnut Court, L.L.C., a Delaware limited liability company	45-3122181	100%
Inland Cliff Lake, L.L.C., a Delaware limited liability company	27-2814099	100%
Inland Commercial Property Management, Inc., an Illinois corporation	36-3928433	100%
Inland Coon Rapids Riverdale, L.L.C., a Delaware limited liability company	20-3688283	100%
Inland Countryside, L.L.C., a Delaware limited liability company	27-2178363	100%
Inland Crystal Point, L.L.C., a Delaware limited liability company	20-2513517	100%
Inland Downers Grove Marketplace, L.L.C, a Delaware limited liability company	20-3656075	100%
Inland Eastgate Shopping Center, L.L.C., a Delaware limited liability company	20-2328376	100%
Inland Edinburgh Festival, L.L.C., a Delaware limited liability company	27-2813975	100%
Inland Elmhurst City Centre, L.L.C., a Delaware limited liability company	45-3122214	100%
Inland Elmwood Park, L.L.C., a Delaware limited liability company	76-0726666	100%
Inland Exchange Venture Corporation, a Delaware corporation	26-4809999	100%
Inland Four Flaggs Annex, L.L.C., a Delaware limited liability company	48-1282844	100%
Inland Four Flaggs, L.L.C., a Delaware limited liability company	38-3659860	100%
Inland Freeport Southwest Avenue, L.L.C., a Delaware limited liability company	32-0113619	100%
Inland Gateway Square, L.L.C., a Delaware limited liability company	20-2328295	100%
Inland Grand Hunt Center, L.L.C., a Delaware limited liability company	20-8631958	100%
Inland Grayhawk Manager, L.L.C., a Delaware limited liability company	20-4044404	100%
Inland Grayhawk, L.L.C., a Delaware limited liability company	20-3562639	100%
Inland Hammond Mills, L.L.C., a Delaware limited liability company	27-2814035	100%
Inland Hartford Plaza, L.L.C., a Delaware limited liability company	20-8632051	100%
Inland Hawthorne Village Commons, L.L.C., a Delaware limited liability company	20-8632124	100%
Inland Hickory Creek, L.L.C., a Delaware limited liability company	61-1477062	100%
Inland Hutchinson, L.L.C., a Delaware limited liability company	47-0898235	100%
Inland Iroquois Center, L.L.C., a Delaware limited liability company	20-8632435	100%
Inland Joliet Commons I and II, L.L.C., a Delaware limited liability company	27-3662057	100%
Inland Lake Park Plaza, L.L.C., a Delaware limited liability company	45-3114564	100%
Inland Lakemoor, L.L.C., a Delaware limited liability company	20-8685116	100%
Inland Lansing Square, L.L.C., a Delaware limited liability company	20-2328013	100%
Inland Maple Grove, L.L.C., a Delaware limited liability company	45-3114517	100%
Inland Maple Park Place, LLC, a Delaware limited liability company	61-1477068	100%
Inland McHenry Road, L.L.C, a Delaware limited liability company	27-2178258	100%
Inland Medina Marketplace, L.L.C., a Delaware limited liability company	14-1853064	100%
Inland Menomonee Falls, L.L.C., a Delaware limited liability company	27-3899340	100%
Inland Nantucket Square, L.L.C., a Delaware limited liability company	20-8632213	100%
Inland North Aurora Venture, L.L.C., a Delaware limited liability company	20-4927536	100%
Inland Oak Forest Commons, L.L.C., a Delaware limited liability company	45-3122093	100%
Inland Orland Greens, L.L.C., a Delaware limited liability company	37-1487346	100%
Inland Park Center Plaza, L.L.C., a Delaware limited liability company	37-1487349	100%
Inland Park Place Plaza, L.L.C., a Delaware limited liability company	45-3114441	100%
Inland Pine Tree, L.L.C., a Delaware limited liability company	20-3655945	100%
Inland Plymouth Collection, L.L.C., a Delaware limited liability company	35-2229012	100%
Inland PT JV I, L.L.C., a Delaware limited liability company	20-8685219	100%
Inland Real Estate Aurora Commons, L.L.C., a Delaware limited liability company	36-4484515	100%
Inland Real Estate Column I, L.L.C., an Illinois limited liability company	36-4255068	100%
Inland Real Estate Deer Trace, L.L.C., a Delaware limited liability company	38-3651484	100%
Inland Real Estate Hamilton, L.L.C., a Delaware limited liability company	36-4499783	100%
Inland Real Estate Highway 41, L.L.C., a Delaware limited liability company	20-2957731	100%
Inland Real Estate LB I Corporation, a Delaware corporation	36-4251215	100%
Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217	100%
Inland Real Estate Naperwest, L.L.C., a Delaware limited liability company	32-0029634	100%
Inland Real Estate Park Square, L.L.C., a Delaware limited liability company	35-2176090	100%
Inland Real Estate Riverdale, L.L.C., a Delaware limited liability company	32-0014038	100%
Inland Real Estate Townes Crossing, L.L.C., a Delaware limited liability company	37-1431696	100%
Inland Real Estate University Crossings, L.L.C., a Delaware limited liability company	56-2474307	100%
Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804	100%
Inland River Square, L.L.C, a Delaware limited liability company	20-2328181	100%
Inland Riverdale Commons, L.L.C., a Delaware limited liability company	45-3114472	100%
Inland Riverplace Centre, L.L.C., a Delaware limited liability company	61-1469199	100%
Inland Rivertree Court, L.L.C., a Delaware limited liability company	45-0677948	100%
Inland Rochester Marketplace, L.L.C., a Delaware limited liability company	76-0737642	100%
Inland Ryan, LLC, a Delaware limited liability company	36-4311741	93%
Inland Salem Square, L.L.C., a Delaware limited liability company	20-8632273	100%
Inland Schaumburg Promenade, L.L.C, a Delaware limited liability company	20-2328245	100%
Inland Shakopee Valley Marketplace, L.L.C, a Delaware limited liability company	14-1853071	100%
Inland Shingle Creek, L.L.C., a Delaware limited liability company	27-2813929	100%
Inland Shops at Orchard Place, L.L.C., a Delaware limited liability company	14-1853059	100%
Inland Six Corners, L.L.C., a Delaware limited liability company	30-0127320	100%
Inland Skokie Fashion Square II, L.L.C., a Delaware limited liability company	30-0230934	100%
Inland St. James Crossing, L.L.C., a Delaware limited liability company	45-3122132	100%
Inland Tinley Cars, L.L.C., a Delaware limited liability company	27-2814154	100%
Inland Traverse City, L.L.C., a Delaware limited liability company	61-1469280	100%
Inland TRS Property Management, Inc., an Illinois corporation	27-2770392	100%
Inland Tuscany Village, L.L.C., a Delaware limited liability company	20-8493967	100%
Inland Two Rivers Plaza, L.L.C., a Delaware limited liability company	37-1487347	100%
Inland V. Richards Plaza, L.L.C., a Delaware limited liability company	37-1487348	100%
Inland Venture Corporation, a Delaware corporation	20-3795142	100%
Inland Wauconda Crossings, L.L.C., a Delaware limited liability company	20-5390544	100%
Inland Wauconda Shopping Center, L.L.C., a Delaware limited liability company	45-3114345	100%
Inland Waupaca, L.L.C., a Delaware limited liability company	20-4542138	100%
Inland West River Crossings, L.L.C, a Delaware limited liability company	61-1477063	100%
Inland Winnetka Commons, L.L.C., a Delaware limited liability company	45-0678053	100%
Inland Woodfield Plaza, L.L.C, a Delaware limited liability company	20-2328098	100%
Inland Woodland Heights, L.L.C., a Delaware limited liability company	27-3662257	100%
INP Retail Management Company, L.L.C., a Delaware limited liability company	27-2800637	100%

SECTION B:

LIST OF INVESTMENT AFFILIATES

Joint Venture Vehicle:	Joint Venture Partner:	Borrower Member Affiliate % Owned / % Voting:	Borrower Member Affiliate FEIN:
IN Retail Fund, L.L.C.	New York State Teacher’s Retirement System	Inland Real Estate Corporation 50% / 50%	36-3953261
IRC – IREX Venture II, L.L.C.	Inland Private Capital Corporation	Inland Exchange Venture Corporation Variable / Variable	26-4809999
TMK/Inland Aurora Venture, L.L.C.	TMK Aurora Venture, L.L.C.	Inland Aurora Venture, L.L.C. 40% / 50%	20-3423403
NARE/Inland North Aurora Venture, L.L.C.	JT North Aurora, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
NARE/Inland North Aurora Venture II, L.L.C.	JT North Aurora II, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
NARE/Inland North Aurora Venture III, L.L.C.	JT North Aurora III, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
TDC Inland Lakemoor, L.L.C.	TDC Lakemoor Select, LLC	Inland Lakemoor, L.L.C. 48% / 50%	20-8685116
Pine Tree – Inland Development I, L.L.C.	Pine Tree Institutional Realty, LLC	Inland PT JV I, LLC 85% / 50%	20-8685219
INP Retail, L.P.	PGGM PRE Fund	Inland Real Estate Corporation 55% / 50%	36-3953261

Schedule 4.14

Loan No. 1005936

SCHEDULE 4.18

TITLE DEFECTS

Indebtedness Incurred By	Indebtedness Owed to	Property Encumbered	Maturity Date	Amount of Indebtedness

Inland Real Estate Corporation, a Maryland Corporation	Metropolitan Capital Bank	Corporate - IRC	October 1, 2012	2,700,000.00
Inland Salem Square, L.L.C., a Delaware limited liability company	Wells Fargo	Salem Square	December 21, 2020	4,897,000.00
Inland Hawthorne Village Commons, L.L.C., a Delaware limited liability company	Wells Fargo	Hawthorn Village Commons	December 21, 2020	6,443,000.00
Inland Grand Hunt Center, L.L.C., a Delaware limited liability company	TCF Bank	Grand Hunt Center Outlot	April 30, 2015	1,517,445.40
Inland Real Estate Aurora Commons, L.L.C., a Delaware limited liability company	Wells Fargo	Aurora Commons	December 21, 2020	6,443,000.00
Inland 1293 Higgins Rd, L.L.C., a Delaware limited liability company	TCF Bank	Dominick's - Schaumburg	April 30, 2015	6,855,855.09
Inland Countryside, L.L.C., a Delaware limited liability company	TCF Bank	Dominick's - Countryside	April 30, 2015	1,506,554.34
Inland Iroquois Center, L.L.C., a Delaware limited liability company	Principal Real Estate	Iroquois Center	April 1, 2014	8,750,000.00
Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	Bank of America	Skokie Fashion Square	December 31, 2014	6,200,000.00
Inland Woodfield Plaza, L.L.C, a Delaware limited liability company	MetLife Insurance Company	Woodfield Plaza	December 1, 2017	12,561,614.67
Inland Downers Grove Marketplace, L.L.C, a Delaware limited liability comapny	Allstate	Downers Grove Market	November 1, 2012	12,500,000.00
Inland Woodland Heights, L.L.C., a Delaware limited liability company	Wells Fargo	Woodland Heights	December 21, 2020	4,175,000.00
Inland Edinburgh Festival, L.L.C., a Delaware limited liability company	Bank of America	Edinburgh Festival	December 31, 2012	3,880,024.98
Inland Joliet Commons I and II, L.L.C., a Delaware limited liability company	Wells Fargo	Joliet Commons	December 21, 2020	11,237,000.00
Inland Tinley Cars, L.L.C., a Delaware limited liability company	Bank of America	Carmax - Tinley Park	December 31, 2012	9,744,661.68
Inland Hammond Mills, L.L.C., a Delaware limited liability company	Bank of America	Food 4 Less - Hammond	December 31, 2012	2,720,477.32
Inland McHenry Road, L.L.C, a Delaware limited liability company	TCF Bank	Cub Foods - Buffalo Grove	April 30, 2015	3,913,747.64
Inland Burnsville Crossing, L.L.C., a Delaware limited liability company	Bank of America	Burnsville Crossing	December 31, 2012	3,790,829.53
Inland Cliff Lake, L.L.C., a Delaware limited liability company	Bank of America	Cliff Lake Centre	December 31, 2012	3,969,221.42
Inland Ryan, LLC, a Delaware limited liability company	Allstate	Dunkirk Square	August 1, 2012	4,050,000.00
Inland Ryan, LLC, a Delaware limited liability company	Allstate	Park Place Plaza	August 1, 2012	6,500,000.00
Inland Ryan, LLC, a Delaware limited liability company	Allstate	Riverdale Commons	August 1, 2012	9,850,000.00
Inland Shingle Creek, L.L.C., a Delaware limited liability company	Bank of America	Shingle Creek	December 31, 2012	1,940,012.47
Inland Pine Tree, L.L.C., a Delaware limited liability company	Wells Fargo	Pine Tree Plaza	December 21, 2020	10,825,000.00
Inland Bohl Farm, L.L.C., a Delaware limited liability company	Bank of America	Bohl Farm Marketplace	December 31, 2012	5,128,769.08
Inland Gurnee, L.L.C., a Delaware limited liability company	TCF Bank	Petsmart	April 30, 2015	2,177,929.45
Inland Real Estate Deer Trace, L.L.C., a Delaware limited liability company	Wells Fargo	Deer Trace	December 21, 2020	9,691,000.00
Inland Real Estate Townes Crossing, L.L.C., a Delaware limited liability company	Wells Fargo	Townes Crossing	December 21, 2020	6,289,000.00
Inland Real Estate Park Square, L.L.C., a Delaware limited liability company	Principal Life Insurance	Park Square	January 1, 2014	10,000,000.00
Inland Four Flaggs, L.L.C., a Delaware limited liability company	John Hancock Life Insurance	Four Flaggs	January 1, 2018	11,167,219.69
Inland Shakopee Valley Marketplace, L.L.C, a Delaware limited liability company	MetLife Insurance Company	Shakopee Valley Marketplace	December 1, 2017	7,912,828.10
Inland Shops at Orchard Place, L.L.C., a Delaware limited liability company	MetLife Insurance Company	Shops At Orchard Place	December 1, 2017	24,727,587.97
Inland Caton Crossing, L.L.C., a Delaware limited liability company	Wachovia	Caton Crossing	June 1, 2021	7,700,000.00
Inland Crystal Point, L.L.C., a Delaware limited liability company	MetLife Insurance Company	Crystal Point	December 1, 2017	17,704,952.97
Inland Big Lake, L.L.C., a Delaware limited liability company	Principal Life Insurance	Big Lake Town Square	January 1, 2014	6,250,000.00
Inland Grayhawk, L.L.C., a Delaware limited liability company	Midland Loan Services	Shoppes At Grayhawk	April 1, 2014	16,729,384.62
Inland Waupaca, L.L.C., a Delaware limited liability company	TCF Bank	Roundy's - Waupaca	April 30, 2015	4,263,079.43
Inland Orland Park Place IV, LLC., a Delaware limited liability company	Prudential Asset Resources	Orland Park Place Outlots	December 1, 2014	5,429,088.59
IN Retail Fund Algonquin Commons, L.L.C., an Illinois limited liability company	Wells Fargo	Algonquin Commons	November 1, 2014	71,602,386.65
IN Retail Fund Algonquin Commons, L.L.C., an Illinois limited liability company	Wells Fargo	Algonquin Commons II	November 1, 2014	18,928,299.23
Inland Menomonee Falls, L.L.C., a Delaware limited liability company	Wells Fargo	Roundy's Menomonee Falls	December 1, 2020	10,300,000.00
PTI Ft. Wayne, LLC, a Delaware limited liability company	Bank of America	Orchard Crossing	August 31, 2013	14,800,000.00

Schedule 4.18

Loan No. 1005936

SCHEDULE 4.23

ENVIRONMENTAL MATTERS

NONE

Schedule 4.23

Loan No. 1005936

SCHEDULE 4.26

QUALIFYING UNENCUMBERED PROPERTIES

Bldg #	Bldg Name
10201	Butera Market
10202	Nantucket Square
10203	Hartford Plaza
10205	Mundelein Plaza
10209	Six Corners Plaza
10211	Quarry Outlot
10213	Park St Claire
10214	Lansing Square
10215	Maple Park Place
10217	Golf Road Plaza
10219	Verizon
10221	River Square
10222	Rivertree Court
10223	Glendale Heights Retail
10224	22nd Street Plaza Outlot
10230	Skokie Fashion Square II
10231	Naper West
10234	Shops At Coopers Grove
10235	Oliver Square
10238	Lake Park Plaza
10241	Elmhurst City Centre
10242	Chestnut Court
10243	St James Crossing
10244	Oak Forest Commons
10245	Oak Forest Commons III
10248	Bergen Plaza
10250	Staples
10251	Wauconda Shopping Center
10252	Berwyn Plaza
10254	Schaumburg Plaza
10255	Winnetka Commons
10256	Eastgate Center
10258	West River Crossing
10259	Hickory Creek Marketplace
10260	Orland Greens
10261	Two Rivers Plaza
10265	Riverplace Center
10267	Rose Plaza
10268	Carmax - Schaumburg
10270	Park Center
10271	Hammond Mills
10272	Plymouth Collection
10273	Grand Traverse Crossings
10274	The Plaza
10275	Baytowne Square
10276	Baytowne Shoppes
10279	Cub Foods - Indianapolis
10280	Gateway Square
10283	Oak Lawn Town Center
10284	Bally's Total Fitness
10292	Riverdale Commons Outlot
10293	Michael's
10294	Home Goods Riverdale
10299	Schaumburg Promenade
10303	Rite-Aid
10306	Disney Celebration 200
10312	Brunswick Market Center
10313	Medina Marketplace
10317	Cub Foods - Hutchinson
10318	Mankato Heights
10321	Rochester Marketplace
10322	University Crossings
10333	Park Avenue Centre
10334	Wauconda Crossings
10335	Apache Shoppes
10344	Bradley Commons

Schedule 4.26

Loan No. 1005936

SCHEDULE 5.13(ii)

INVESTMENTS

Legal Name	Tax ID

IN Retail Fund Algonquin Commons, L.L.C., an Illinois limited liability company	20-3773203
IN Retail Manager, L.L.C., a Delaware limited liability company	34-2012073
Inland 1290 Chicago Avenue, L.L.C., a Delaware limited liability company	20-8631811
Inland 1293 Higgins Rd, L.L.C., a Delaware limited liability company	20-8631877
Inland 1738 Hammond, L.L.C., a Delaware limited liability company	38-3700343
Inland 200 Celebration Place Delaware Business Trust	37-1434128
Inland 200 Celebration Place, L.L.C., a Delaware limited liability company	02-0623499
Inland 250 Golf Schaumburg, L.L.C., a Delaware limited liability company	61-1469281
Inland Apache Shoppes, L.L.C., a Delaware limited liability company	20-8030136
Inland Aurora Venture, L.L.C., a Delaware limited liability company	20-3423403
Inland Baytowne Square, L.L.C., a Delaware limited liability company	37-1488106
Inland Bergen Plaza, L.L.C., a Delaware limited liability company	45-3122003
Inland Berwyn Plaza, L.L.C., a Delaware limited liability company	45-0677792
Inland Big Lake, L.L.C., a Delaware limited liability company	20-3562678
Inland Bohl Farm, L.L.C., a Delaware limited liability company	27-2814256
Inland Boise, L.L.C., a Delaware limited liability company	27-0980482
Inland Bradley Commons, L.L.C., a Delaware limited liability company	45-3710303
Inland Brunswick Marketplace, L.L.C., a Delaware limited liability company	14-1853068
Inland Burnsville Crossing, L.L.C., a Delaware limited liability company	27-2814207
Inland Caton Crossing, L.L.C., a Delaware limited liability company	35-2208291
Inland Chestnut Court, L.L.C., a Delaware limited liability company	45-3122181
Inland Cliff Lake, L.L.C., a Delaware limited liability company	27-2814099
Inland Commercial Property Management, Inc., an Illinois corporation	36-3928433
Inland Coon Rapids Riverdale, L.L.C., a Delaware limited liability company	20-3688283
Inland Countryside, L.L.C., a Delaware limited liability company	27-2178363
Inland Crystal Point, L.L.C., a Delaware limited liability company	20-2513517
Inland Downers Grove Marketplace, L.L.C, a Delaware limited liability comapny	20-3656075
Inland Eastgate Shopping Center, L.L.C., a Delaware limited liability company	20-2328376
Inland Edinburgh Festival, L.L.C., a Delaware limited liability company	27-2813975
Inland Elmhurst City Centre, L.L.C., a Delaware limited liability company	45-3122214
Inland Elmwood Park, L.L.C., a Delaware limited liability company	76-0726666
Inland Exchange Venture Corporation, a Delaware corporation	26-4809999
Inland Four Flaggs Annex, L.L.C., a Delaware limited liability company	48-1282844
Inland Four Flaggs, L.L.C., a Delaware limited liability company	38-3659860
Inland Freeport Southwest Avenue, L.L.C., a Delaware limited liability company	32-0113619
Inland Gateway Square, L.L.C., a Delaware limited liability company	20-2328295
Inland Grand Hunt Center, L.L.C., a Delaware limited liability company	20-8631958
Inland Grayhawk Manager, L.L.C., a Delaware limited liability company	20-4044404
Inland Grayhawk, L.L.C., a Delaware limited liability company	20-3562639
Inland Hammond Mills, L.L.C., a Delaware limited liability company	27-2814035
Inland Hartford Plaza, L.L.C., a Delaware limited liability company	20-8632051
Inland Hawthorne Village Commons, L.L.C., a Delaware limited liability company	20-8632124
Inland Hickory Creek, L.L.C., a Delaware limited liability company	61-1477062
Inland Hutchinson, L.L.C., a Delaware limited liability company	47-0898235
Inland Iroquois Center, L.L.C., a Delaware limited liability company	20-8632435
Inland Joliet Commons I and II, L.L.C., a Delaware limited liability company	27-3662057
Inland Lake Park Plaza, L.L.C., a Delaware limited liability company	45-3114564
Inland Lakemoor, L.L.C., a Delaware limited liability company	20-8685116
Inland Lansing Square, L.L.C., a Delaware limited liability company	20-2328013
Inland Maple Grove, L.L.C., a Delaware limited liability company	45-3114517
Inland Maple Park Place, LLC, a Delaware limited liability company	61-1477068
Inland McHenry Road, L.L.C, a Delaware limited liability company	27-2178258
Inland Medina Marketplace, L.L.C., a Delaware limited liability company	14-1853064
Inland Menomonee Falls, L.L.C., a Delaware limited liability company	27-3899340
Inland Nantucket Square, L.L.C., a Delaware limited liability company	20-8632213
Inland North Aurora Venture, L.L.C., a Delaware limited liability company	20-4927536
Inland Oak Forest Commons, L.L.C., a Delaware limited liability company	45-3122093
Inland Orland Greens, L.L.C., a Delaware limited liability company	37-1487346
Inland Park Center Plaza, L.L.C., a Delaware limited liability company	37-1487349
Inland Park Place Plaza, L.L.C., a Delaware limited liability company	45-3114441
Inland Pine Tree, L.L.C., a Delaware limited liability company	20-3655945
Inland Plymouth Collection, L.L.C., a Delaware limited liability company	35-2229012
Inland PT JV I, L.L.C., a Delaware limited liability company	20-8685219
Inland Real Estate Aurora Commons, L.L.C., a Delaware limited liability company	36-4484515
Inland Real Estate Column I, L.L.C., an Illinois limited liability company	36-4255068
Inland Real Estate Deer Trace, L.L.C., a Delaware limited liability company	38-3651484
Inland Real Estate Hamilton, L.L.C., a Delaware limited liability company	36-4499783
Inland Real Estate Highway 41, L.L.C., a Delaware limited liability company	20-2957731
Inland Real Estate LB I Corporation, a Delaware corporation	36-4251215
Inland Real Estate LB I LLC, a Delaware limited liability company	36-4251217
Inland Real Estate Naperwest, L.L.C., a Delaware limited liability company	32-0029634
Inland Real Estate Park Square, L.L.C., a Delaware limited liability company	35-2176090
Inland Real Estate Riverdale, L.L.C., a Delaware limited liability company	32-0014038
Inland Real Estate Townes Crossing, L.L.C., a Delaware limited liability company	37-1431696
Inland Real Estate University Crossings, L.L.C., a Delaware limited liability company	56-2474307
Inland Real Estate-Illinois, L.L.C, a Delaware limited liability company	36-4334804
Inland River Square, L.L.C, a Delaware limited liability company	20-2328181
Inland Riverdale Commons, L.L.C., a Delaware limited liability company	45-3114472
Inland Riverplace Centre, L.L.C., a Delaware limited liability company	61-1469199
Inland Rivertree Court, L.L.C., a Delaware limited liability company	45-0677948
Inland Rochester Marketplace, L.L.C., a Delaware limited liability company	76-0737642
Inland Ryan, LLC, a Delaware limited liability company	36-4311741
Inland Salem Square, L.L.C., a Delaware limited liability company	20-8632273
Inland Schaumburg Promenade, L.L.C, a Delaware limited liability company	20-2328245
Inland Shakopee Valley Marketplace, L.L.C, a Delaware limited liability company	14-1853071
Inland Shingle Creek, L.L.C., a Delaware limited liability company	27-2813929
Inland Shops at Orchard Place, L.L.C., a Delaware limited liability company	14-1853059
Inland Six Corners, L.L.C., a Delaware limited liability company	30-0127320
Inland Skokie Fashion Square II, L.L.C., a Delaware limited liability company	30-0230934
Inland St. James Crossing, L.L.C., a Delaware limited liability company	45-3122132
Inland Tinley Cars, L.L.C., a Delaware limited liability company	27-2814154
Inland Traverse City, L.L.C., a Delaware limited liability company	61-1469280
Inland TRS Property Management, Inc., an Illinois corporation	27-2770392
Inland Tuscany Village, L.L.C., a Delaware limited liability company	20-8493967
Inland Two Rivers Plaza, L.L.C., a Delaware limited liability company	37-1487347
Inland V. Richards Plaza, L.L.C., a Delaware limited liability company	37-1487348
Inland Venture Corporation, a Delaware corporation	20-3795142
Inland Wauconda Crossings, L.L.C., a Delaware limited liability company	20-5390544
Inland Wauconda Shopping Center, L.L.C., a Delaware limited liability company	45-3114345
Inland Waupaca, L.L.C., a Delaware limited liability company	20-4542138
Inland West River Crossings, L.L.C, a Delaware limited liability company	61-1477063
Inland Winnetka Commons, L.L.C., a Delaware limited liability company	45-0678053
Inland Woodfield Plaza, L.L.C, a Delaware limited liability company	20-2328098
Inland Woodland Heights, L.L.C., a Delaware limited liability company	27-3662257
INP Retail Management Company, L.L.C., a Delaware limited liability company	27-2800637

Endnotes

i

LIST OF INVESTMENT AFFILIATES

Joint Venture Vehicle:	Joint Venture Partner:	Borrower Member Affiliate % Owned / % Voting:	Borrower Member Affiliate FEIN:
IN Retail Fund, L.L.C.	New York State Teacher’s Retirement System	Inland Real Estate Corporation 50% / 50%	36-3953261
IRC – IREX Venture II, L.L.C.	Inland Private Capital Corporation	Inland Exchange Venture Corporation Variable / Variable	26-4809999
TMK/Inland Aurora Venture, L.L.C.	TMK Aurora Venture, L.L.C.	Inland Aurora Venture, L.L.C. 40% / 50%	20-3423403
NARE/Inland North Aurora Venture, L.L.C.	JT North Aurora, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
NARE/Inland North Aurora Venture II, L.L.C.	JT North Aurora II, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
NARE/Inland North Aurora Venture III, L.L.C.	JT North Aurora III, LLC	Inland North Aurora Venture, L.L.C. 45% / 50%	20-4927536
TDC Inland Lakemoor, L.L.C.	TDC Lakemoor Select, LLC	Inland Lakemoor, L.L.C. 48% / 50%	20-8685116
Pine Tree – Inland Development I, L.L.C.	Pine Tree Institutional Realty, LLC	Inland PT JV I, LLC 85% / 50%	20-8685219
INP Retail, L.P.	PGGM PRE Fund	Inland Real Estate Corporation 55% / 50%	36-3953261

Schedule 5.13(ii)